SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SYNTEL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

April 29, 2016

Dear Shareholder:

It is our pleasure to invite you to attend Syntel’s 2016 Annual Meeting of Shareholders on Wednesday, June 8, 2016, at 1:00 p.m. Eastern time. The meeting will be held at the offices of Syntel, Inc. located at 525 East Big Beaver Road, Suite 300, Troy, Michigan. If you need directions, please contact us at (248) 619-2800.

We are pleased to provide our proxy materials to shareholders on the Internet as permitted by Securities and Exchange Commission rules, which allow us to provide our shareholders with the information they need while lowering the cost of delivery and reducing the environmental impact. As a result, we are mailing our shareholders, on or about April 29, 2016, a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our on-line proxy statement and annual report, for voting your shares, and for requesting printed copies of the proxy materials.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote online or to complete, sign, and return your proxy as soon as possible. This will ensure representation of your shares in the event you are unable to attend. You may later revoke your proxy and vote in person at the meeting if you wish.

Sincerely,

Bharat Desai Chairman	Nitin Rakesh Chief Executive Officer and President

SYNTEL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 8, 2016

The Annual Meeting of Shareholders of Syntel, Inc., a Michigan corporation, will be held on Wednesday, June 8, 2016, at 1:00 p.m. Eastern time, at Syntel’s offices located at 525 East Big Beaver Road, Suite 300, Troy, Michigan, to consider and act upon the following matters:

1.	The election of eight directors to serve on Syntel’s Board of Directors;

2.	A proposal to adopt the 2016 Incentive Plan;

3.	A non-binding resolution to ratify the appointment of Crowe Horwath LLP as Syntel’s independent registered public accounting firm for the current fiscal year; and

4.	Such other business as may properly come before the meeting and any adjournment of the meeting.

Only shareholders of record at the close of business on April 11, 2016 may receive notice of and vote at the meeting. Syntel’s 2015 Annual Report to Shareholders is also provided with this Proxy Statement.

By Order of the Board of Directors

April 29, 2016	Daniel M. Moore
Chief Administrative Officer, General
Counsel, and Corporate Secretary

Whether or not you plan to attend the 2016 Annual Meeting,

please take the time to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting to Be Held on June 8, 2016.

The annual report to shareholders and the proxy statement, including the notice of annual meeting, are available on the Internet at:

https://materials.proxyvote.com/87162H

SYNTEL, INC.

525 East Big Beaver Road, Suite 300

Troy, Michigan 48083

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 8, 2016

Solicitation of Proxies

This proxy statement and the proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Syntel, Inc. (“Syntel” or the “Company”) to be used at Syntel’s 2016 Annual Meeting of Shareholders. The proxy is your vote as a shareholder of Syntel on the matters presented at the Annual Meeting. The Annual Meeting will be held at Syntel’s offices located at 525 East Big Beaver Road, Suite 300, Troy, Michigan, on Wednesday, June 8, 2016, at 1:00 p.m. We expect this proxy statement, the proxy, the annual report, and a Notice of Internet Availability of Proxy Materials (“Notice”) to be first made available to shareholders on or about April 29, 2016.

Syntel will pay the entire cost of soliciting proxies. Syntel will arrange with brokerage houses, nominees, custodians, and other fiduciaries to send proxy soliciting materials to beneficial owners of Syntel’s common stock (“Common Stock”) at Syntel’s expense.

General Voting Information

Only holders of record of Syntel’s Common Stock at the close of business on April 11, 2016 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 83,952,151 shares of Common Stock with voting rights issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. Each shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held in the shareholder’s name on the Record Date on any matter submitted to a vote of shareholders at the Annual Meeting. Abstentions and votes withheld by brokers on proposals in the absence of instructions from beneficial owners (“broker non-votes”) will be counted as present at the Annual Meeting to determine whether a quorum exists.

Voting by Shareholders of Record and Beneficial Owners

Shareholders whose shares are registered directly with Syntel’s transfer agent are considered, with respect to those shares, to be the shareholder of record. Syntel has engaged Broadridge Financial Solutions, Inc. (“Broadridge”) to send the Notice directly to shareholders of record. Shareholders of record have the right to vote online, vote by telephone, submit a proxy directly to Broadridge, or to vote in person at the Annual Meeting. Shareholders whose shares are held in a brokerage account, or by another nominee, are considered the beneficial owners of shares held in “street name.” Notices for those shareholders are being forwarded to beneficial owners, together with a voting instruction card. Beneficial owners have the right to direct their broker, trustee, or nominee as to how to vote and also are invited to attend the Annual Meeting. Since a beneficial owner is not the shareholder of record, he or she may not vote those shares in person at the Annual Meeting without a proxy from the broker, trustee, or nominee that holds the shares, giving the beneficial owner the right to vote the shares at the meeting. The broker, trustee, or nominee of each beneficial owner will provide voting instructions for use in directing how the broker, trustee or nominee may vote those shares.

Submitting Proxies or Voting Instructions

Record holders may submit proxies by following the Internet voting instructions provided in the Notice. Beneficial owners may vote by accessing the Internet website specified in the voting instructions provided by their brokers, trustee, or nominees. Record and beneficial holders who request printed proxy materials may vote by mail, online, or telephone by following the instructions in the proxy materials that will be sent to them.

Voting of Proxies

Shares of Common Stock represented by proxies received in time for voting at the Annual Meeting will, unless a proxy has previously been revoked, be voted in accordance with the instructions indicated on the proxy. In the absence of specific instructions to the contrary, the persons named in the proxy intend to vote all proxies received by them FOR each of the director nominees in proposal 1 and FOR proposals 2 and 3, as set forth in the Notice and in the proxy.

Revoking a Proxy

Shareholders may change their vote at any time prior to the vote at the Annual Meeting. Record holders may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to Syntel’s Corporate Secretary prior to the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, cause a previously granted proxy to be revoked. Beneficial owners may change their vote by submitting new voting instructions to their broker, trustee, or nominee. Alternatively, if the beneficial owner has obtained a proxy from his or her broker or nominee giving the beneficial owner the right to vote the shares, he or she can do so by attending the meeting and voting in person. If you decide to send your written notice of revocation or later-dated proxy to Syntel before the Annual Meeting, please send it to the attention of the Chief Administrative Officer, Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, so that it will arrive before June 6, 2016.

PROPOSAL 1. ELECTION OF DIRECTORS

Under Syntel’s Restated Articles of Incorporation, as amended, all of the members of Syntel’s Board of Directors (“Board”) are elected each year to hold office for a one year term and until their successors are duly elected and qualified. There are currently nine members of the Board, all of whom have been nominated to be elected at this year’s Annual Meeting, except for George R. Mrkonic, Jr. On April 27, 2016, Mr. Mrkonic announced to the Board that he would not stand for re-election at this year’s Annual Meeting. Mr. Mrkonic’s decision not to stand for re-election is not the result of a disagreement between Mr. Mrkonic and Syntel on any matter relating to Syntel’s operations, policies, or practices. Mr. Mrkonic will complete his current term, which will end at the 2016 Annual Meeting. Syntel’s Nominating and Corporate Governance Committee and Board have begun a search for a qualified replacement for Mr. Mrkonic who could be nominated for election at the 2016 Annual Meeting. If a replacement candidate is nominated by the Board, the directors in attendance at the Annual Meeting intend to vote their shares for the nominee. If no qualified replacement is identified prior to the 2016 Annual Meeting, there will be a vacancy on the Board following the Annual Meeting that the Board will seek to fill as soon as the Board completes its search.

Each director elected will serve a one year term ending at Syntel’s 2017 Annual Meeting of Shareholders. The nominees named below were recommended for nomination for election at this Annual Meeting of Syntel’s shareholders by the Board’s Nominating and Corporate Governance Committee and nominated by the full Board. Except where the authority to do so has been withheld, it is the intention of the persons named in the proxy provided with this proxy statement to vote to elect the nominees named below as directors.

The nominees receiving the highest number of votes cast at the Annual Meeting in person or by proxy will be elected as directors. Shares not voted (whether by abstention, broker non-votes, or otherwise) have no effect on the election. Valid proxies received by Syntel will be voted in favor of the eight director nominees listed below unless a contrary choice is indicated. In case any nominee is unable or declines to serve, proxies will be voted for another person designated by the Board to replace the nominee, however, the Board does not anticipate this will occur. For the 2016 Annual Meeting of Shareholders, each proxy may be voted for no more than the eight director nominees listed.

Information concerning the nominees for election, with respect to age and positions with Syntel or other principal occupations for the past five years follows. All nominees have extensive business and senior management experience and together represent a group of individuals with skills and experience in those areas Syntel considers to be the most critical to its business and prospects, including knowledge of and experience in the information technology industry, operations, finance, sales, and general enterprise management.

Paritosh K. Choksi, age 63, is Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of ATEL Capital Group, a financial services management company headquartered in San Francisco, California, and has served in those capacities since April 2001. Mr. Choksi has served as a director of Syntel since August 1997. Mr. Choksi has also been named the Lead Director of the Board and in that capacity chairs the Board in the absence of the Chairman of the Board and also chairs the executive sessions of the independent members of the Board. In nominating Mr. Choksi, the Board considered his significant experience in management, corporate governance, and finance as a chief financial officer with three companies, including experience with start-ups and going public. The Board believes that Mr. Choksi’s experience enables him to provide strength in management, corporate governance, compensation, strategy, and finance.

Bharat Desai, age 63, is a co-founder of Syntel and serves as its Chairman of the Board. He has been a director of Syntel since its formation in 1980. Mr. Desai has served as the Chairman of Syntel’s Board since February 1999 and also served as Syntel’s Chief Executive Officer from its formation in April 1980 until February 2009 and as Syntel’s President from its formation until December 2006. Mr. Desai is the spouse of Ms. Sethi. In nominating Mr. Desai, the Board considered that, as well as being a founder of Syntel, Mr. Desai has long term experience in the information technology industry. The Board believes that Mr. Desai’s experience as the Chairman and as the former Chief Executive Officer and President of Syntel enables him to provide strategic vision for Syntel’s growth, as he has since its establishment in 1980, as well as a wealth of institutional knowledge.

Thomas Doeke, age 60, previously served as the Executive Vice President and Chief Financial Officer of Dematic Corp., USA (formerly Siemens Logistics & Assembly Systems, Inc.) from August 2004 to September 2009. Mr. Doeke has served as a director of Syntel since August 2009. In nominating Mr. Doeke, the Board considered his significant experience in management and corporate governance and in finance as a chief financial officer. The Board believes that Mr. Doeke’s extensive experience with a service and operations company enables him to provide strength in operations, strategy, corporate governance, and finance.

Rajesh Mashruwala, age 64, served as the Executive Vice President (Office of the Chief Executive Officer) of TIBCO Software Inc., a software design and implementation company headquartered in Palo Alto, California, from September 2005 until February 2008 and as the Executive Vice President and Chief Operating Officer of TIBCO Software Inc. from February 2002 until September 2005. Mr. Mashruwala has served as a director of Syntel since June 2010. In nominating Mr. Mashruwala, the Board considered his sales, marketing, engineering management, and leadership experience in the software industry as well as his experience with mergers and acquisitions and research and development. Mr. Mashruwala also holds three patents. The Board believes that Mr. Mashruwala’s experience enables him to provide strength and insight in brand development, sales and marketing, research and development, management, and corporate governance.

Nitin Rakesh, age 44, has served as the Chief Executive Officer and President of Syntel since April 2014. He previously served as Syntel’s President—Americas, Business Development and Nearshoring Center from September 2012 to April 2014. Mr. Rakesh served as Managing Director and Chief Executive Officer of Motilal Oswal Asset Management Company, Ltd., a financial services company, from September 2008 to September 2012. Mr. Rakesh has served as a director of Syntel since July 2014. In nominating Mr. Rakesh, the Board considered his senior management and chief executive officer experience and his experience in the information technology and finance industries. The Board believes that Mr. Rakesh’s experience enables him to provide strength in strategy, finance, sales and marketing, and operations management.

Prashant Ranade, age 63, has served as the Executive Vice Chairman of Syntel since April 2014. He previously served as Syntel’s Chief Executive Officer and President from February 2010 to April 2014. Previous to his service at Syntel, Mr. Ranade served as the President and Chief Executive Officer of Siemens Group Logistics and Assembly Systems, NA (currently Dematic Corp.), a company that is principally involved in material handling logistics and automation, from May 2003 to November 2006. Mr. Ranade served on the board of directors at Dematic Corp. until July 2007. Mr. Ranade has served as a director of Syntel since June 2007. In nominating Mr. Ranade, the Board considered his senior management and chief executive officer experience in the automation/manufacturing, technology, healthcare, and supply chain/logistics domains of global businesses. The Board believes that Mr. Ranade’s experience enables him to provide strength in strategy, leadership development, sales and marketing, and operations management.

Vinod Sahney, age 73, has been University Distinguished Professor of Industrial Engineering and Operations at Northeastern University since September 2010, a Senior Fellow at The Institute for HealthCare Improvement since September 2010, and Adjunct Professor of Health Policy and Management at the Harvard University School of Public Health since September 1977. Previously he was Senior Vice President and Chief Strategy Officer of Blue Cross Blue Shield of Massachusetts from May 2006 through May 2010. Mr. Sahney has served as a director of Syntel since July 2014. In nominating Mr. Sahney, the Board considered his experience with health care institutions and health care insurance providers as well as his service as a chief strategy officer and as a board member for several health care institutions. The Board believes that Mr. Sahney’s experience enables him to provide strength in operations, strategy, marketing, government and public relations, and community affairs.

Neerja Sethi, age 61, is a co-founder of Syntel and has served as Vice President, Corporate Affairs and a director since Syntel’s formation in 1980. Ms. Sethi is the spouse of Mr. Desai. In nominating Ms. Sethi, the Board considered her extensive experience in the information technology industry and, as a founder of Syntel, her involvement in and knowledge of Syntel’s development since its formation in 1980. The Board believes that Ms. Sethi’s experience enables her to provide strength in strategy, general management, and personnel and also a high degree of institutional knowledge.

Board Recommendation

The Board recommends that you vote FOR the election of the nominees listed above.

Board Independence

The Board has determined that current directors Messrs. Choksi, Doeke, Mashruwala, Mrkonic, and Sahney, constituting a majority of the Board, have no material relationships with Syntel (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Syntel) and that they are independent as determined in accordance with the director independence standards of the National Association of Securities Dealers (“NASD”), as the director has no relationship which would interfere with his or her exercise of independent judgment in carrying out their responsibilities as a director, and as determined in accordance with the director independence standards of the Securities and Exchange Commission (“SEC”). In addition, the Board has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees has no material relationship with Syntel (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Syntel) and is independent as determined under the NASD and SEC director independence standards.

Board Leadership Structure and Role in Risk Oversight

Bharat Desai serves as Syntel’s Chairman, Prashant Ranade serves as Syntel’s Executive Vice Chairman, and Nitin Rakesh serves as Syntel’s Chief Executive Officer and President. The Board believes that this structure allows Messrs. Desai and Ranade to focus on Syntel’s strategic direction and Mr. Rakesh to focus on management of Syntel’s day to day operations, while also allowing them to support each other in those areas.

The Board also believes that independent oversight of management is an important component of corporate governance and has appointed Paritosh K. Choksi as Lead Director. Mr. Choksi’s responsibilities include presiding over executive sessions of the Board where only independent directors are present and acting as liaison between the independent directors and Messrs. Desai, Ranade, and Rakesh and Ms. Sethi. The Board believes that this structure is appropriate and in the best interests of the shareholders as it allows for both strong leadership at the highest level of management and independent oversight.

The Board is responsible for assessing the major risks facing Syntel and reviewing options for their mitigation. The Board works with the leadership team to identify the significant risks to Syntel’s business, discusses and analyses those risks, and determines whether any action is needed to mitigate them. The Board also reviews risk management practices and certain significant risks in the course of its review of corporate strategy, business plans, and other presentations. The Board’s oversight role in this area has not affected its approach to the Board’s leadership structure at least in part due to the level of direct communication between the Board and Syntel employees involved in risk management.

Meetings and Committees of the Board

The Board meets regularly, at least once each quarter. During 2015, the Board held ten meetings. The standing committees established by the Board are described below.

Audit Committee. The Audit Committee is responsible for, among other things, appointing an independent registered accounting firm to conduct the independent audit of Syntel, periodically reviewing the qualifications of Syntel’s independent auditors, reviewing the scope and results of any audit, and reviewing fees charged by the independent auditors for audit service, non-audit service, and related matters. The Audit Committee met ten times during 2015. The current members of the Audit Committee are Thomas Doeke (Committee Chairperson), Paritosh K. Choksi, and George R. Mrkonic, Jr. The Board has determined that Thomas Doeke and Paritosh K. Choksi are “audit committee financial experts” and that each member of the Audit Committee is independent and qualified to serve on the Committee under the NASD listing standards. The Audit Committee is authorized to engage or consult from time to time, as appropriate, at Syntel’s expense, consultants, independent legal counsel, and other experts and advisors it considers necessary, appropriate, or advisable in the discharge of its responsibilities. The Audit Committee charter is available on Syntel’s website at www.syntelinc.com on the corporate governance page in the “investors” section of the website.

Compensation Committee. The Compensation Committee develops and monitors the executive compensation policies of Syntel. The Compensation Committee is responsible for the administration of all salary and incentive compensation plans, including bonuses, for the chief executive officer and other executive officers of Syntel. The Compensation Committee also administers Syntel’s existing Amended and Restated Stock Option and Incentive Plan, and, if approved, will administer the Syntel 2016 Incentive Plan. The Compensation Committee may not delegate its authority to develop and monitor the executive compensation policies or to administer Syntel’s salary and incentive compensation plans. The Compensation Committee met seven times during 2015. The current members of the Compensation Committee are Paritosh K. Choksi (Committee Chairperson), Rajesh Mashruwala, and Vinod K. Sahney. The Board has determined that each member of the Committee is independent under the NASD listing standards. The Compensation Committee is authorized to engage or consult from time to time, as appropriate, at Syntel’s expense, consultants, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities. The Compensation Committee charter is available on Syntel’s website at www.syntelinc.com on the corporate governance page in the “investors” section of the website.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board nominees, including nominees submitted by shareholders, who are qualified to serve on the Board, to develop and periodically review corporate governance principles for Syntel, and oversee the evaluation of Board members and management. The Nominating and Corporate Governance Committee met three times during 2015. The current members of the

Nominating and Corporate Governance Committee are George R. Mrkonic, Jr. (Committee Chairperson), Paritosh K. Choksi, and Thomas Doeke. The Board has determined that each member of the Committee is independent under the NASD listing standards. The Nominating and Corporate Governance Committee is authorized to engage or consult from time to time, as appropriate, at Syntel’s expense, consultants, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities. The Nominating and Corporate Governance Committee charter is available on Syntel’s website at www.syntelinc.com on the corporate governance page in the “investors” section of the website.

The Nominating and Corporate Governance Committee’s policy with respect to the consideration of director candidates recommended by shareholders is that it will consider such candidates on the same basis as it considers all director candidates. All director candidates must have multiple years of relevant business experience and have a history of high integrity and ethical behavior. In considering director candidates, the Nominating and Corporate Governance Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are comprised of experienced and qualified advisors. These factors may include judgment, skill, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members and management, as well as shareholders. The Nominating and Corporate Governance Committee has retained third party search firms from time to time to identify and evaluate candidates, and the Committee is authorized to continue that practice. Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, Attn: Chief Administrative Officer. To be timely for the 2017 Annual Meeting, the names and supporting information should be received by the Chief Administrative Officer no later than December 30, 2016.

Meeting Attendance and Shareholder Communications with Directors

During 2015, all current directors attended at least 75% of the meetings of the Board and the committees on which they served. In 2015, all nine of the director nominees attended the Annual Meeting of Shareholders in person or by conference line. Syntel’s Nominating and Corporate Governance Committee has adopted a policy requiring director attendance at annual shareholder meetings, either in person or by conference line.

Shareholders may send written communications to the Board, committees of the Board, and individual directors by mailing those communications to our Corporate Secretary at Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, who will forward all such communications to the addressee(s). Shareholders may also communicate with the Board, or only with the independent directors, by means of the incident reporting process at www.mysafeworkplace.com.

Compensation of Directors

Directors who are also employees of Syntel do not receive any additional compensation for their service as a Director. Directors who are not employees of Syntel are paid annual retainers for the various services they provide. All non-employee directors receive a $65,000 annual retainer as well as $20,000 for attending an annual weeklong conference in India where they visit Syntel facilities and hold in-depth meetings with management members. No other meeting fees are paid. The Lead Director receives an additional annual retainer of $30,000. The chairperson of the Audit Committee receives an additional annual retainer of $15,000, the chairperson of the Compensation Committee receives an additional annual retainer of $7,500, and the chairperson of the Nominating and Corporate Governance Committee receives an additional annual retainer of $5,000. Directors who serve on committees but are not the chairperson receive additional annual retainers of $5,000 for serving on the Audit Committee, $2,500 for serving on the Compensation Committee, and $1,500 for serving on the Nominating and Corporate Governance Committee.

Each non-employee director receives an annual grant of restricted stock units valued at $85,000 each time they are elected or reelected to the Board, prorated for a partial year if the director is appointed between annual shareholder meetings. The grant has been made under Syntel’s existing Amended and Restated Stock Option and Incentive Plan, and, if approved, will be made under the Syntel 2016 Incentive Plan. The number of shares issued to each such director is determined by dividing $85,000, or the prorated amount, by the closing price of Common Stock on the day of the annual shareholder meeting or the day the director was first appointed. The restrictions on these shares lapse on the date the non-employee director ceases to serve on the Board.

Each non-employee director receives an annual stipend to reimburse him or her for the cost of air travel to Syntel Board meetings and to the annual conference in India, with one fourth of the travel stipend paid out each quarter. For directors living in the United States, the annual stipend is $12,000. For directors living outside of the United States, the annual stipend is $25,000. All other director travel expenses are reimbursed as incurred.

Director Compensation Table

The following table provides summary information concerning the compensation for the 2015 fiscal year of Syntel’s directors who are not executive officers named in the “Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation		Total ($)

Paritosh K. Choksi	129,000	85,023	12,000	(2)	226,023

Thomas Doeke	101,500	85,023	25,000	(3)	211,523

Rajesh Mashruwala	88,625	85,023	12,000	(2)	185,648

George R. Mrkonic, Jr.	96,875	85,023	12,000	(2)	193,898

Vinod K. Sahney	85,625	85,023	12,000	(2)	182,648

Neerja Sethi (4)	-0-	-0-	-0-		-0-

(1)	These amounts represent the aggregate grant date fair value of awards granted during the year, computed in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). The assumptions used in this valuation are disclosed in Note 12 to Syntel’s audited financial statements for the fiscal year ended December 31, 2015, included in Syntel’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. These amounts reflect Syntel’s accounting expense for these awards and do not necessarily correspond to the actual value that will be realized by the named director. The aggregate numbers of shares of Common Stock issued as restricted stock awards and outstanding at December 31, 2015 were: Paritosh K. Choksi, 1,768; Thomas Doeke, 1,768; Rajesh Mashruwala, 1,768; George R. Mrkonic, Jr., 1,768; and Vinod K. Sahney, 1,768.
(2)	Represents a travel stipend of $12,000.
(3)	Represents a travel stipend of $25,000.
(4)	As an employee director, Ms. Sethi does not receive compensation for serving on the Board.

PROPOSAL 2. PROPOSAL TO ADOPT THE 2016 INCENTIVE PLAN

We are requesting that the shareholders vote in favor of adopting the 2016 Incentive Plan (the “2016 Plan”). The 2016 Plan was approved by the Board on February 28, 2016, subject to shareholder approval at the Annual Meeting of Shareholders. The 2006 Amended and Restated Stock Option and Incentive Plan (the “2006 Stock Option Plan”) currently provides for the grant of stock options, stock appreciation rights, restricted stock, performance shares and annual incentive awards. The 2006 Stock Option Plan terminates by its terms on June 1, 2016. The 2016 Plan replaces the 2006 Stock Option Plan, and, among other improvements, updates and expands its flexibility.

The 2016 Plan is being submitted for approval by shareholders in accordance with NASDAQ listing requirements. The 2016 Plan is also being submitted, among other reasons, to ensure that certain awards granted under the 2016 Plan may qualify as “performance-based compensation” under section 162(m) of the Internal Revenue Code (“IRC”).

Summary of the 2016 Plan

The principal features of the 2016 Plan are summarized below and are substantially the same as those of the current version of the 2006 Stock Option Plan. Appendix A to this proxy statement contains a copy of the 2016 Plan as proposed to be adopted. The following summary of the principal features of the 2016 Plan is qualified in its entirety by reference to Appendix A to this proxy statement.

Purpose

The 2016 Plan will allow Syntel, under the direction of the Compensation Committee (the “Committee”), to offer to employees, non-employee directors and consultants (each as defined in the 2016 Plan) a variety of equity-based incentives, including stock options, restricted stock, restricted stock units, performance-based stock awards, incentive awards and stock appreciation rights through February 27, 2026, unless the 2016 Plan is terminated earlier by the Board. These awards may or may not require the attainment of performance objectives. The purposes of these awards are (i) to promote the best interests of Syntel and its shareholders by encouraging employees, non-employee directors and consultants to acquire an ownership interest in Syntel through the granting of stock based awards thus aligning their interests with those of the shareholders, and (ii) to enhance the ability of Syntel and its subsidiaries to attract, retain, motivate and reward qualified employees, non-employee directors and consultants. If approved, the 2016 Plan will provide an essential component of the total compensation package offered to employees, reflecting the importance that Syntel places on motivating and rewarding results with long-term, performance-based incentives.

Plan Administration

The 2016 Plan will be administered by the Committee. The members of the Committee consist of outside directors who qualify as (i) “independent directors” under NASDAQ’s rules and regulations, (ii) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, and (iii) “outside directors” for purposes of IRC section 162(m). The Committee will select the participants who receive awards, determine the number of shares or amount of award covered thereby, and, subject to the terms and limitations expressly set forth in the 2016 Plan, establish the terms, conditions and other provisions of the grants. The Committee may interpret the 2016 Plan and establish, amend and rescind any rules relating to the 2016 Plan.

Shares Subject to the 2016 Plan

The 2016 Plan authorizes the issuance of up to 16,000,000 shares of Common Stock. Any shares of Common Stock subject to an award under the 2016 Plan that are forfeited, cancelled or settled for cash, or expire or otherwise are terminated without issuance of such shares, will be available for awards under the 2016 Plan. In the event that any award granted under the 2016 Plan is exercised through the delivery of shares of Common Stock or in the event that withholding tax liabilities arising from such award are satisfied by the withholding of shares by us, the number of shares of Common Stock available for awards under the 2016 Plan will be decreased by the number of shares so surrendered or withheld. Substitute awards will not reduce the shares available for grant under the 2016 Plan or to a participant in any fiscal year.

In the event of any merger, reorganization, statutory share exchange, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares of Common Stock, such adjustments and other substitutions will be made to the 2016 Plan and to awards as the Committee in its sole discretion deems equitable or appropriate.

Eligibility

Any employee, non-employee director or consultant shall be eligible to be selected as a participant. Incentive stock options may be granted only to employees of Syntel or its subsidiaries. As of December 31, 2015, there were approximately 24,537 employees, five non-employee directors, and no consultants eligible for grants under the 2016 Plan.

Awards

The 2016 Plan allows the Committee to offer a variety of equity-based incentives, including stock options, stock appreciation rights, restricted stock or restricted stock units, performance awards and incentive awards, any or all of which may be made contingent upon the achievement of performance criteria. Awards made under the 2016 Plan will be subject to Syntel’s clawback policy that may be in effect at any time. Because all awards under the 2016 Plan will be determined by the Committee, in its sole discretion, it is not possible at this time to determine the awards that will be made to any particular employee, non-employee director or consultant under the 2016 Plan in the future. No awards have been made under the 2016 Plan to date.

Stock Options

Stock options may be granted under the 2016 Plan to participants either alone or in addition to other awards granted under the 2016 Plan and may be an incentive stock option or a non-qualified stock option grant. The Committee in its discretion will determine the general terms and conditions of option exercise, including the option exercise price, option term and applicable vesting requirements, which will be evidenced by a participant’s award agreement in such form as the Committee may determine. Stock options may not be granted with an exercise price below the fair market value of a share of Common Stock on the date of the grant. No stock option will be exercisable after the expiration of ten years from the date the stock option is granted.

Unless otherwise provided in a participant’s award agreement, payment of the stock option exercise price may be made by delivery of cash, shares of Common Stock or other consideration approved by the Committee (including, where permitted by law, awards) having a fair market value on the exercise date equal to the total stock option price, or by any combination of cash, shares of Common Stock and other consideration as the Committee may specify in the participant’s award agreement.

Stock Appreciation Rights

The Committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it shall deem appropriate, provided that no stock appreciation right will have a term that is longer than ten years or an exercise price below the fair market value of the Common Stock on the date of grant. A stock appreciation right may be exercised for cash, shares of Common Stock or a combination thereof as designated by the Committee.

Restricted Stock and Units

Restricted stock or restricted stock units will be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the restriction period). Restricted stock awards may be issued under the 2016 Plan to participants, for no cash consideration or for such consideration as the Committee may determine, either alone or in addition to other awards granted under the 2016 Plan. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment or services for any reason during the restriction period, all shares of Common Stock or units of restricted stock still subject to forfeiture will be forfeited by the participant and reacquired. Once the restriction period has lapsed, a restricted stock unit will be paid within two and a half months after the calendar or fiscal year (whichever is later) in which the unit vests. The 2016 Plan also permits certain highly compensated employee participants to irrevocably defer receipt of certain cash bonus or incentive awards in the form of restricted stock units.

Performance Awards

Performance awards consist of rights to receive cash, Common Stock or other property if designated performance goals are achieved. At the discretion of the Committee, performance awards may be granted as performance shares (evidenced by the receipt of a legended certificate) or performance units. The terms of each performance award will be set forth in a participant’s award agreement, which will specify the performance goals, the applicable participant or group of participants, the performance period, the payment schedule if the goals are achieved, and other terms as determined by the Committee. Performance awards will be paid within two and a half months after the calendar or fiscal year (whichever is later) in which the performance award is no longer subject to a substantial risk of forfeiture.

Incentive Awards

Incentive awards may be granted under the 2016 Plan based upon the attainment of specified levels of Syntel’s performance as measured by performance criteria determined at the discretion of the Committee. Incentive awards may be payable in cash, shares of Common Stock or other property at the discretion of the Committee. Incentive awards will be paid within two and a half months of the calendar or fiscal year (whichever is later) in which the incentive award is no longer subject to a substantial risk of forfeiture.

IRC Section 162(m) Awards

Awards may be based on performance criteria that satisfy IRC section 162(m). To the extent that awards are intended to qualify as “performance-based compensation” under IRC section 162(m), the performance criteria will be one or more of the following objective performance goals, either individually, alternatively or in any combination, applied to either Syntel as a whole or to a business unit, division or subsidiary, either individually, alternatively, or in any combination, and measured over a designated performance period, in each case as specified by the Committee in the award:

•

earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings, including each of the above on a per share and/or segment basis);

•	sales/net sales;

•

return on net sales (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, operating cash flow or cash earnings as a percentage of net sales);

•	sales growth;

•	cash flow;

•	operating cash flow;

•	free cash flow;

•	discounted cash flow;

•	working capital;

•	market capitalization;

•	cash return on investment—CRI;

•	return on capital;

•	return on cost of capital;

•	shareholder value

•	return on equity;

•	total shareholder return;

•	return on investment;

•	economic value added;

•	return on assets/net assets;

•	stock trading multiples (as measured vs. investment, net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, cash earnings or operating cash flow);

•	stock price;

•	attainment of strategic or operational initiatives.

The Committee may in its discretion, reduce any award where it deems such reduction appropriate in light of pay practices of competitors, the performance of Syntel or a participant relative to the performance of competitors, or performance with respect to Syntel’s strategic business goals.

Individual Award Limits

The 2016 Plan limits the total grants to any one employee participant in any one fiscal year to: (i) 800,000 shares of Common Stock subject to stock options; (ii) 250,000 shares of Common Stock subject to stock appreciation rights; (iii) 200,000 shares of Common Stock subject to restricted stock awards or restricted stock units; (iv) 200,000 shares of Common Stock subject to performance awards; and (v) 200,000 shares of Common Stock subject to incentive awards. The 2016 Plan further limits the total dollar value payable to any one employee participant in any one fiscal year on restricted stock units, performance awards or incentive awards valued in property other than Common Stock is limited to the lesser of $5,000,000 or ten times the employee participant’s base salary for the fiscal year.

Change in Control

In a participant’s award agreement or otherwise, the Committee may provide, in its discretion, in the event of a change in control (as defined in the 2016 Plan), for the assumption of outstanding awards, the accelerated vesting or accelerated expiration of outstanding awards, the settlement of outstanding awards in cash, or such other treatment as the Committee may determine.

Upon a change in control, unless otherwise provided in a participant’s award agreement (i) all outstanding options or stock appreciation rights immediately will become fully vested and exercisable; (ii) any restriction period on any shares of Common Stock will immediately lapse and the shares become freely transferable; (iii) all performance goals will be deemed to have been satisfied and any restrictions on any performance award will immediately lapse and the awards will become immediately payable; and (iv) all performance measures will be deemed to have been satisfied for any outstanding incentive award, which immediately becomes payable.

Effective Date of the Plan

Subject to shareholder approval, the 2016 Plan will be effective June 1, 2016.

Term of the Plan

No award will be granted pursuant to the 2016 Plan after February 27, 2026, but any award granted on or prior to February 28, 2026 under the 2016 Plan may be exercised beyond that date. The Board may terminate the 2016 Plan, in its sole discretion, at any time before February 28, 2026.

Plan Amendments

The Board may amend or modify the 2016 Plan at any time and from time to time. Generally, however, shareholder approval is required to materially increase participant benefits, to increase the amount of Common Stock available for awards, to change 2016 Plan eligibility or to permit repricing of options or stock appreciation rights.

New Plan Benefits

Because benefits under the 2016 Plan will depend on the Committee’s actions and the fair market value of Common Stock at various future dates, it is not possible to quantify the benefits that will be received by non-employee directors, executive officers, consultants and other employees if the 2016 Plan is approved by the shareholders. No awards will be granted under the 2016 Plan until after shareholder approval is obtained. If the 2016 Plan had been in effect during 2015, executive officers, other employees, consultants and non-employee directors would have received the same benefits as those actually received during 2015 and described in this Proxy Statement.

U.S. Tax Consequences

The following discussion is only a summary of the effect of U.S. federal income tax consequences upon recipients of awards and Syntel with respect to the grant and exercise of awards under the 2016 Plan. Federal income tax laws and regulations are technical in nature and their application may vary in individual circumstances. The summary below does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which a participant’s income or gain may be taxable.

Stock Options

Stock option grants under the 2016 Plan may either be incentive stock options under IRC section 422 or non-qualified stock options governed by IRC section 83. Generally, no taxable income is recognized by a participant upon the grant of a stock option and no deduction is taken by Syntel.

Under current tax laws, when an incentive stock option is exercised the participant has no taxable income provided applicable holding periods have been satisfied (except that alternative minimum tax may apply) and Syntel receives no tax deduction. When a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the fair market value of the Common Stock on the exercise date and the stock option exercise price. Syntel will be entitled to a corresponding compensation deduction on its federal income tax return.

The tax treatment for a participant upon a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. Syntel may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option if such disposition occurs before the applicable holding periods have been satisfied.

Stock Appreciation Rights

A participant will not be taxed at the time a stock appreciation right is granted nor will Syntel receive a tax deduction. Upon exercise of a stock appreciation right, the participant will recognize ordinary income equal to the cash or the fair market value of the Common Stock received on the exercise date. However, if restrictions apply, the participant will have taxable income when such restrictions lapse, unless the participant makes an election under IRC section 83(b) to be taxed upon receipt. Syntel generally will be entitled to a corresponding tax deduction at the time ordinary income is recognized by the participant.

Restricted Stock

In general, a participant who receives restricted stock, and who has not made an election under IRC section 83(b) to be taxed upon receipt, will have taxable income equal to the fair market value of the restricted stock at the earlier of the first time the rights of the participant are transferable or the restrictions lapse. Syntel is entitled to a tax deduction when the participant recognizes income.

Restricted Stock Unit Awards, Performance Awards and Incentive Awards

A participant who is awarded restricted stock unit awards, performance awards or incentive awards will not recognize taxable income and Syntel will not receive a tax deduction at the time the award is made. When a participant receives payment for his or her award in Common Stock or cash, the fair market value of the Common Stock or the amount of the cash received will be ordinary income to the participant and Syntel will receive a tax deduction. However, if any shares of Common Stock used to pay out earned awards are non-transferable and there is a substantial risk that such shares will be forfeited (for example, because the Committee conditions those shares on the performance of future services), the taxable event is deferred until either the risk of forfeiture or the restriction on transferability lapses. In this case, the participant may be able to make an election under IRC section 83(b) to be taxed upon receipt. Syntel is entitled to a corresponding tax deduction at the time ordinary income is recognized by the participant.

Section 162(m) Awards

As described above, awards granted under the 2016 Plan may qualify as “performance-based compensation” under IRC section 162(m) to preserve Syntel’s federal income tax deductions for annual compensation required to be taken into account under IRC section 162(m) that is in excess of $1 million and paid to any of Syntel’s five most highly compensated executive officers. To qualify, awards must be granted under the 2016 Plan by a committee consisting solely of two or more “outside directors” (as defined under IRC section 162 regulations) and satisfy the 2016 Plan’s limit on the total number of shares or maximum dollar amount that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”

Vote Required and Recommendation of the Board.

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for adoption of the 2016 Plan. Shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on the outcome of the vote.

The Board recommends that you vote FOR ratification of the 2016 Plan.

Independent Registered Public Accounting Firm

Crowe Horwath LLP (“Crowe Horwath”) has audited Syntel’s financial statements since July 2004. A representative is expected to be available by conference telephone at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

The following table lists the aggregate fees for professional services rendered by Crowe Horwath for all “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” which pertain to the last two fiscal years.

	Fiscal Year Ended
	December 31, 2015	December 31, 2014
Audit Fees	$494,453	$482,124
Audit Related Fees	$14,002	$13,723
Tax Fees	—	—
All Other Fees	—	$56,200

Audit Fees represent fees for professional services rendered for the audit of the consolidated financial statements of Syntel, assistance with review of documents filed with the SEC, and the audit of management’s assessment of the effectiveness of internal control over financial reporting. Audit-Related Fees represent professional fees in connection with the statutory audit services relative to the 401(k) plan for Syntel, Inc. Tax Fees represent fees for services related to tax compliance, tax advice, and tax planning. All Other Fees represent consultation on matters related to the review of SEC comment letters.

Audit Committee Authorization of Audit and Non-Audit Services

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent audit firm engaged to conduct the annual statutory audit of Syntel’s consolidated financial statements. In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditors, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management. The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent audit firm during the fiscal years ended December 31, 2015 and December 31, 2014 as required by the Sarbanes-Oxley Act of 2002.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent auditor’s independence, and has advised Syntel that, in its opinion, the activities performed by Crowe Horwath on Syntel’s behalf are compatible with maintaining their independence.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for, among other things, appointing an independent registered public accounting firm to conduct the independent audit of Syntel, periodically reviewing the qualifications of Syntel’s independent auditors, reviewing the scope and results of any audit, and reviewing fees charged by the independent registered public accounting firm for audit services, non-audit services, and related matters. The Board has adopted an Audit Committee Charter, which is available on Syntel’s website at www.syntelinc.com on the corporate governance page in the “investors” section of the website.

The Audit Committee’s job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare Syntel’s financial statements, to plan or conduct audits, or to determine that Syntel’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Syntel’s management is responsible for preparing Syntel’s financial statements and for maintaining internal control. The independent registered public accounting firm is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of Syntel in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed Syntel’s audited consolidated financial statements with management and with Crowe Horwath, Syntel’s independent registered public accounting firm for the year ending December 31, 2015, both with and without management present. The Audit Committee has discussed with Crowe Horwath the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16—Communications with Audit Committees, as modified or supplemented. The Audit Committee has received from Crowe Horwath the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath’s communications with the Audit Committee concerning independence, has discussed Crowe Horwath’s independence with them, and has considered the compatibility of non-audit services with the auditor’s independence. Based on the review and discussions referred to above, the Audit Committee has recommended to the Board, and the Board has approved, inclusion of the audited consolidated financial statements in Syntel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

THOMAS DOEKE, CHAIRPERSON

PARITOSH K. CHOKSI

GEORGE R. MRKONIC, JR.

PROPOSAL 3. RATIFYING THE APPOINTMENT OF SYNTEL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the appointment of Crowe Horwath to serve as Syntel’s independent registered public accountant for the 2016 fiscal year requires the affirmative vote of a majority of the shares casting a vote on this proposal, in person or by proxy. Syntel’s 2016 fiscal year began on January 1, 2016 and will end on December 31, 2016. You may vote “for” or “against” or “abstain” from this proposal. Valid proxies received by Syntel will be voted in favor of approval of the ratification unless a contrary choice is indicated.

In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in Syntel’s and its shareholders’ best interests.

Board Recommendation

The Board recommends that you vote FOR ratification of the selection of Crowe Horwath to serve as

Syntel’s independent registered public accountants for the 2016 fiscal year.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

The Compensation Committee of our Board (the “Committee”) oversees and administers executive compensation. The Committee operates under a written charter adopted by our Board and is comprised entirely of independent, non-employee directors. The Committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities under its charter.

The Committee seeks to increase shareholder value by rewarding performance with cost effective compensation and at the same time ensuring that Syntel is able to attract and retain the best executive talent through adherence of the compensation program to the following core philosophy:

•	Provide rewards based on Company and individual performance.

•	Provide compensation that is sufficient to attract, retain and motivate the best possible executive talent.

•	Provide an incentive to create long term shareholder value.

At the Company’s 2014 annual meeting of shareholders, the compensation of the named executive officers received advisory approval from 99.2% of the votes cast by the Company’s shareholders. At the Company’s 2011 annual meeting of shareholders, the shareholders voted in favor of holding the advisory vote on named executive officer compensation every three years. The next advisory vote on named executive officer compensation is scheduled to be held at the Company’s 2017 annual meeting at which time the shareholders will also vote again whether to hold the advisory vote every year, every two years, or every three years.

Main Elements of Compensation

Base Salary

Base salary is an important part of an executive’s compensation, and the Committee reviews each named executive officer’s (“NEO”) base salary annually as well as at the time of a promotion or other change in responsibility. Any salary adjustments are usually approved early in the year, effective as of January 1. The specific amount for each executive officer depends on the executive’s role with Syntel, scope of responsibilities, experience and skills. Market practices are also considered in setting salaries. Base salaries are intended to assist us in attracting executives and recognizing differing levels of responsibility and contribution among executives.

Short Term Incentive Plan (“STIP”)

In addition to base salary, annual cash bonuses are another important piece of total compensation for our executives. Annual bonus opportunities are intended to support the achievement of our business strategies by tying a meaningful portion of compensation to the achievement of established objectives for the year. These objectives are discussed in more detail later in this Compensation Discussion and Analysis. Annual bonus opportunities also are a key tool in attracting executives due to their market prevalence, and they add a variable component to our overall compensation structure. STIP awards have been made pursuant to the existing Amended and Restated Stock Option and Incentive Plan and will be made pursuant to the Syntel 2016 Incentive Plan (the “2016 Plan”), if the 2016 Plan is approved.

Long Term Incentive Plan (“LTIP”)

The LTIP provides for the payment of equity and/or non-equity awards and is considered by the Committee on an annual basis. The LTIP is a key element of the total compensation program for our NEOs. It is intended to drive the creation of long term value for shareholders, to avoid only short term focus by our NEOs and to attract and retain executives capable of effectively executing our business strategies. LTIP awards have been made pursuant to the existing Amended and Restated Stock Option and Incentive Plan, and will be made pursuant to the 2016 Plan, if the 2016 Plan is approved.

Determining Executive Compensation

Process for Evaluating Chief Executive Officer Compensation

The Committee discusses and makes all recommendations relating to the compensation of the Chief Executive Officer (“CEO”) in executive session without the CEO present. The CEO has no role in determining his/her own compensation. In reviewing the compensation of the CEO, the Committee considers the performance of the Company and the CEO’s contribution to that performance. This assessment includes a holistic review of financial metrics like revenue, earnings per share, and cash flow metrics as well as progress against non-financial initiatives such as customer service, share growth, leadership, employee engagement, values and integrity. Based on this review, the Committee makes base salary, bonus, and long-term incentive recommendations subject to approval of the full Board.

Other than the compensation of the Executive Vice Chairman, who as former CEO is involved in mentoring the leadership team and also in strategic initiatives, the Committee believes that the compensation for the CEO must be higher than the next highest paid named executive officer in order to reflect the greater responsibilities given and demands upon the CEO and to achieve the three goals of the executive compensation program identified at the start of this Compensation Discussion and Analysis.

Process for Determining Executive Officer Compensation (other than CEO)

While making individual compensation decisions for NEOs, the Committee takes many factors into consideration besides Company performance. Some of these factors are the executive’s individual performance, the performance of the executive’s business unit (“BU”) or business development area, the executive’s historical compensation, and individual concerns around retaining the executive.

“Market Data”, when referenced throughout this Compensation Discussion and Analysis, refers to job descriptions and duties, the Committee members’ knowledge of the years of experience and responsibilities of the executive officers and the Committee members own perceptions of the risk of particular executive officers accepting alternative employment.

The Committee does not adhere to strict formulas or comparisons with Market Data to determine the total compensation or mix of compensation elements. Instead, as described below, the Committee collectively considers various factors in exercising its discretion and judgment to determine overall compensation, including the experience, responsibilities and performance of individuals as well as Syntel’s overall financial performance. The Committee believes that each compensation package in its totality achieves the above three elements of its compensation program and that this flexibility is important in designing compensation arrangements to attract, retain and motivate executives.

Because NEOs are in a position to directly influence the overall performance of the Company, a significant portion of their compensation is delivered in the form of performance-dependent, short- and long-term incentives. The level of performance based pay varies for each executive based on level of responsibility, market practices, internal equity considerations as well as perceived risk of an individual executive officer accepting alternative employment to set executive compensation for that year.

The STIP is payable based upon achievement of corporate and individual financial and non-financial goals set by the Committee. The Committee believes that the target value of the STIP payable to the NEOs at 100% of targeted performance should be between 30% and 50% of base salaries to incent proper focus on targeted performance.

The Committee approves the awards under the STIP consistent with the achievement of the applicable goals. The Committee does on occasion make exceptions to payment in strict accordance with achievement of goals based on unusual or extraordinary circumstances. NEOs must be on the payroll of the Company at the time of disbursement of the STIP and the LTIP to be eligible for payment under these plans.

The Committee may grant LTIP awards in any year. The LTIP grants for 2015 provided for payment of equity with an objective of creating long term value for our NEOs while focusing on achieving our long term business strategies. The Committee approved only the grant of restricted stock LTIP awards in 2015. The grant size was determined based on input from the CEO, Market Data, and consideration of earnings.

Base Salary

Syntel views base salaries as a tool that provides executives with a reasonable base level of monthly income relative to the jobs they are doing. Syntel’s philosophy is that base salaries should meet the objectives of attracting and retaining the NEOs needed to run the business. Keeping Market Data as a reference, the Committee may exercise its judgment with respect to each executive officer’s responsibility, performance, experience, internal parity and the perceived risk of having to replace the executive officer.

In reviewing base salaries for NEOs for 2015, the Committee considered local market conditions, Market Data, the NEO’s experience and responsibilities, the perceived risk of having to replace the NEO and the fact that the NEOs had satisfactorily performed against their prior year individual objectives. Local market conditions, as used herein, refers to the market conditions in restricted geographies, for example a particular section of a country (e.g., the west coast of the U.S.), a particular state (e.g., Texas), or a particular city (e.g., Boston). Local market conditions may or may not be less favorable than regional, national or international markets. Local market conditions also contain fewer companies and competitors.

For Mr. Ranade, his individual objectives included Company revenue, Company earnings per share (“EPS”), mentoring the leadership group, and acting as executive sponsor for assigned client relationships and coach and executive sponsor for select strategic initiatives. For Mr. Rakesh, his individual objectives included Company revenue, Company EPS, innovation and organization transformation, employee satisfaction, LEAN initiatives (lower costs, improved processes, and improved quality), and retention and succession planning. For Mr. Godbole, his individual objectives included Company revenue, Company EPS, tax rate reduction, service level goals to internal customers, days sales outstanding, and LEAN initiatives. For Mr. Agrawal, his individual objectives included Company revenue, Company EPS, advisory inputs to the Chief Operating Officer on operations, service level goals to internal customers, collection targets, and the bench management program. For Mr. Khanna, his individual objectives included Company revenue, Company EPS, quality and delivery excellence, supply chain optimization, the virtuous cycle strategy, and LEAN initiatives. For Mr. Moore, his individual objectives included Company revenue, Company EPS, effective litigation strategies, service level goals to internal customers, legal risk mitigation, and contract negotiations.

The Committee reviewed each continuing NEO’s base salary for 2015 and made certain revisions. Mr. Desai as Chairman had a 2014 as well as 2015 base salary of $250,000. Mr. Desai as the largest Syntel shareholder declined to accept any increase in base salary for 2015. After ceasing to serve as CEO in 2014, Mr. Ranade as Executive Vice Chairman had his base salary revised to $399,066 for 2015. Mr. Rakesh as Chief Executive Officer had his base salary revised to $311,488 for 2015. Mr. Godbole as Chief Financial Officer had his base salary revised to $117,063 for 2015. Mr. Agrawal became Acting Chief Financial Officer in December 2015 and his base salary was revised to $63,487 effective December 11, 2015. Mr. Khanna as Chief Operating Officer had no change in his base salary for 2015. Mr. Moore as Chief Administrative Officer, General Counsel and Secretary had his base salary revised to $331,380 for 2015.

STIP

In 2015, the Committee approved the granting of STIP awards providing for cash compensation based upon targeted performance for fiscal year 2015. The Committee believes that NEOs must work as a team and focus primarily on Company goals rather than solely on individual goals. The Committee believes that enhancing the long term value of the Company requires increased revenue, improved gross margin and increased EPS. The Committee also believes it must reward and encourage individual performance and hence assigned a portion of the STIP to individual objectives called “Qualitative Goals”. Therefore overall, the Committee has assigned 40% of the STIP to Company revenue, 40% to EPS goals and 20% toward individual Qualitative Goals for all NEOs.

There are no minimum grants under Syntel’s STIP if none of the targets are achieved.

The Committee considered local market conditions, Market Data, the NEO’s experience and responsibilities, and the perceived risk of having to replace the named executive officer in determining the 2015 STIP for NEO’s. For 2015, Mr. Desai, citing the fact that he was the largest Syntel shareholder, declined to accept any STIP. As all of the NEOs, Mr. Ranade, Mr. Rakesh, Mr. Godbole, Mr. Agrawal, Mr. Khanna, and Mr. Moore, were in functions servicing the entire Company, they were assigned GAAP revenue and EPS targets for the entire Company as well as individual Qualitative Goals.

The following tables describe the STIP performance targets for each NEO. The tables are separated by the percentage of STIP award to be received by the NEO if the listed target levels are achieved.

STIP Weightage					Target for 100% of STIP Component
Name	GAAP Revenue	EPS	Qualitative Objectives	Total	GAAP Revenue ($M)	EPS ($)	Qualitative Objectives

Prashant Ranade	40%	40%	20%	100%	1,000.00	2.80	Mentoring leadership group, executive sponsor for assigned client relationships, coach and executive sponsor for select strategic initiatives

Nitin Rakesh	40%	40%	20%	100%	1,000.00	2.80	Innovation and organization transformation, ESAT, LEAN initiatives, retention and succession planning

Arvind Godbole	40%	40%	20%	100%	1,000.00	2.80	Tax rate reduction, SLA to internal customers, ESAT, LEAN initiatives

Rakesh Khanna	40%	40%	20%	100%	1,000.00	2.80	Quality/Delivery excellence, supply chain optimization, virtuous cycle strategy, LEAN initiatives

Anil Agrawal	40%	40%	20%	100%	1,000.00	2.80	Advisory inputs to COO on operations, SLA to the internal customers, collection targets, bench management program

Daniel Moore	40%	40%	20%	100%	1,000.00	2.80	Effective litigation strategies, SLA to internal customers, legal risk mitigation, contract negotiations

Target for 200% of STIP Component		Target for 300% of STIP Component (MAX Payout)		Actual Performance
GAAP Revenue ($M)	EPS ($)	GAAP Revenue ($M)	EPS ($)	GAAP Revenue ($M)	EPS ($)	Total % Achievement

1,035.00	2.89	1,075.00	3.00	968.61	3.00	184%

1,035.00	2.89	1,075.00	3.00	968.61	3.00	184%

1,035.00	2.89	1,075.00	3.00	968.61	3.00	NA

1,035.00	2.89	1,075.00	3.00	968.61	3.00	180%

1,035.00	2.89	1,075.00	3.00	968.61	3.00	183%

1,035.00	2.89	1,075.00	3.00	968.61	3.00	182%

Based on 2015 performance, Mr. Ranade received a STIP award of $357,739, Mr. Rakesh received a STIP award of $298,039, Mr. Godbole received no STIP award due to his retirement in 2015, Mr. Agrawal received a STIP award of $23,120, Mr. Khanna received a STIP reward of $163,512, and Mr. Moore received a STIP award of $201,037.

LTIP

In 2015, the Committee approved the granting of LTIP awards that consisted of grants of restricted stock units to the NEOs. These incentives are designed to motivate NEOs to make decisions in support of long-term Company financial interests while also serving as the primary tool for attraction and retention. The Committee strongly believes that creating long term value is the key to retention of senior talent to meet the long term goals of the organization. Mr. Desai, citing the fact that he was the largest Syntel shareholder, declined to accept a LTIP award.

The individual restricted stock unit award for each NEO is detailed in the Grants of Plan Based Awards Table.

The Committee determined the specific long-term equity compensation granted to NEOs in fiscal year 2015 under the following process. First, the Committee determined the total dollar amount of long-term equity compensation to be available for issuance for all employees other than the CEO. The Committee arrives at this dollar amount by multiplying expected operating income for the year by a factor of between 2.5% and 2.8%. To determine the total number of restricted stock units available for all employees other than the CEO, the Committee divides the total dollar amount of long-term equity compensation to be available by the twenty day average price of Common Stock as of the date of determining the total pool. The Committee then requested the recommendation of the CEO on the allocation of the total number of restricted stock units among employees.

The CEO then evaluated long-term equity compensation allocation on the basis of the following parameters: relationship between individual’s contribution and business earnings, expected future contribution, local job market vis-à-vis retention of the individual, past performance as per the formal appraisal system, future long term potential, job complexity, job size of the respective position, job knowledge, responsibility, authority and accountability level and overall impact on the business.

The CEO noted that Mr. Khanna has 10 years of experience with Syntel and five years as Chief Operating Officer and has a material impact on Syntel’s overall business and also took into account the robust job market in India. The CEO noted that Mr. Agrawal has 14 years of experience with Syntel and stepped into the role of Acting Chief Financial Officer (“Acting CFO”) and also took into account the challenging tax environment globally, the CFO’s material involvement in the business, and the robust job market in India. The CEO noted that Mr. Moore has 19 years of experience with Syntel as General Counsel and took into account Mr. Moore’s handling of litigation matters and the complex global compliance environment.

The Committee then received and evaluated the judgment and allocation recommended by the CEO and approved the recommendations.

The factors considered by the Committee in determining the Executive Vice Chairman and CEO grants in 2015 included Mr. Ranade’s and Mr. Rakesh’s 2015 performance, the desire to ‘lock in’ Mr. Ranade as Executive Vice Chairman and Mr. Rakesh as CEO for at least a four year period under the restricted stock unit vesting criteria, and their expertise. The Executive Vice Chairman and the CEO have no input into the Committee determination of their LTIP awards.

Stock Ownership Requirements

The Committee encourages meaningful stock ownership by Syntel’s NEOs so as to align their interests more closely with the shareholders’ interest. In 2005, the Committee approved the Executive Stock Ownership Requirements Plan for NEOs.

“Stock Ownership” is defined to include all non-restricted stock and restricted stock units owned by the officer directly. The minimum share ownership requirement for NEOs other than the CEO is 4,000 shares to be achieved within three years of the appointment as an executive officer. The minimum share ownership requirement for the CEO is Common Stock worth three times the CEO’s base salary to be achieved within three years of the appointment as CEO.

Stock ownership levels must be maintained as long as the executive officer is employed by Syntel and is an executive officer. The Committee reviews the executive officers’ progress toward and compliance with the share ownership requirements on an annual basis.

As of December 31, 2015, all NEOs had met applicable stock ownership requirements.

Retirement Plans

The retirement plans available to NEOs are the same plans available to all other employees, a self-funded 401(k) plan for U.S.-based employees with no Company match and a government mandated retirement plan for India-based employees.

Health and Welfare Benefits

The health and welfare plans provided to the NEOs are the same plans available to all other employees.

D&O Liability Insurance Policy

All directors and officers, including the NEOs, are covered by directors’ and officers’ liability insurance maintained by Syntel.

Certain Other Benefits

Syntel provided perquisites to certain NEOs in 2015 as summarized below.

A. Professional association dues were paid for Mr. Desai and Mr. Moore.

B. A car and driver were provided to Mr. Rakesh, Mr. Godbole, Mr. Agrawal, Mr. Ranade, and Mr. Khanna.

C. A club membership was provided for Mr. Ranade.

D. Certain telephone expenses were reimbursed to Mr. Desai, Mr. Rakesh, Mr. Godbole, Mr. Agrawal, and Mr. Khanna.

E. Syntel paid the annual insurance premiums for Mr. Rakesh, Mr. Godbole, Mr. Agrawal, Mr. Ranade, and Mr. Khanna for death coverage under a group personal accident policy and for death coverage under a group term life insurance policy.

F. Meal allowances were provided to Mr. Rakesh and Mr. Khanna.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis presented in this proxy statement with management. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Syntel’s Annual Report on Form 10-K for the year ended December 31, 2015.

This report is submitted by the Compensation Committee of the Board.

PARITOSH K. CHOKSI, CHAIRPERSON

RAJESH MASHRUWALA

VINOD K. SAHNEY

Summary Compensation Table

The following table provides summary information concerning the compensation during the last three fiscal years of those serving as Syntel’s Chairman, Chief Executive Officer, and Chief Financial Officer during the 2015 fiscal year and of the three other most highly compensated executives of Syntel for the 2015 fiscal year (“named executive officers” or individually “named executive officer”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)		Total ($)

Bharat Desai Chairman	2015	250,000	—	—	—	—	20,405	(4)	270,405
	2014	250,000	—	—	—	—	17,020		267,020
	2013	249,999	—	—	—	—	21,053		271,052

Nitin Rakesh Chief Executive Officer and President (5)	2015	311,488	26,495	379,647	298,039	7,612	34,677	(6)	1,057,958
	2014	311,104	18,118	1,660,000	343,255	5,023	52,046		2,389,546
	2013	286,750	—	257,810	432,500	—	—		977,060

Arvind Godbole Chief Financial Officer and Chief Information Security Officer (5)(7)	2015	117,063	9,432	225,900	—	—	14,754	(8)	367,149
	2014	118,635	9,622	—	86,296	—	16,305		230,858
	2013	112,992	9,186	191,516	87,230	—	16,608		417,532

Anil Agrawal Acting Chief Financial Officer and Chief Information Security Officer (5)(7)	2015	57,644	4,465	160,445	31,195	—	8,842	(9)	262,591
	2014	56,446	4,440	44,900	32,678	1,383	11,596		151,443
	2013	52,520	4,115	81,026	33,773	3,447	13,660		188,541

Prashant Ranade Executive Vice Chairman (5)	2015	399,066	31,562	281,220	357,739	—	10,247	(10)	1,079,834
	2014	832,702	35,307	4,150,000	429,047	—	91,726		5,538,782
	2013	725,518	42,900	1,178,560	552,176	—	24,187		2,523,341

Daniel M. Moore Chief Administrative Officer, General Counsel and Secretary	2015	331,380	—	140,610	201,037	—	1,330	(11)	674,357
	2014	318,830	—	134,700	207,110	—	2,330		662,970
	2013	306,754	—	162,052	217,473	—	2,345		688,624

Rakesh Khanna Chief Operating Officer (5)	2015	219,343	17,703	215,602	163,512	—	5,867	(12)	622,027
	2014	236,155	18,638	996,000	187,982	—	5,863		1,444,638
	2013	218,287	17,433	257,810	195,153	—	6,080		694,763

(1)	These amounts represent the aggregate grant date fair value of awards granted during the year, computed in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). The assumptions used in this valuation are disclosed in Note 12 to Syntel’s audited financial statements for the fiscal year ended December 31, 2015, included in Syntel’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. These amounts reflect Syntel’s accounting expense for these awards and do not necessarily correspond to the actual value that will be realized by the named executive officers. These stock awards were made under the LTIP.
(2)	The 2015 amount represents a STIP award for 2015 performance.
(3)	The amount in this column represents the aggregate change in the actuarial present value during the fiscal year of the named executive officer’s accumulated benefits under a pension fund for Syntel’s India based employees.
(4)	Represents perquisites of $20,405 that consist of $2,000 in payments for memberships in professional and social organizations and telephone expenses of $18,405.

(5)	Other than the calculation of stock awards and option awards, the amounts given for Messrs. Agrawal, Godbole, Khanna, Rakesh, and Ranade were converted from Indian rupees. For purposes of the disclosures throughout this proxy statement, Indian rupees were converted to U.S. dollars by using the quarterly income statement rate used for GAAP reporting for the applicable month.
(6)	Represents perquisites of $34,677 that consist of the cost of providing a car and driver of $32,434, meal allowance of $373, telephone expense reimbursement of $747, a contribution to the Provident Fund on his behalf of $336, and $787 in premiums for medical, accidental death, and life insurance coverage.
(7)	Mr. Godbole was Chief Financial Officer and Chief Information Security Officer until December 11, 2015, at which time Mr. Agrawal became Acting Chief Financial Officer and Chief Information Security Officer.
(8)	Represents perquisites of $14,754 that consist of the cost of providing a car and driver of $12,540, telephone expense reimbursement of $885, a contribution to the Provident Fund on his behalf of $336, and $993 in premiums for medical, accidental death, and life insurance coverage.
(9)	Represents perquisites of $8,842 that consist of the cost of providing a car and driver of $6,398, meal allowance of $342, telephone expense reimbursement of $1,194, a contribution to the Provident Fund on his behalf of $336, and $572 in premiums for medical, accidental death, and life insurance coverage.
(10)	Represents perquisites of $10,247 that consist of the cost of providing a car and driver of $8,073, club membership fees of $193, a contribution to the Provident Fund on his behalf of $336, and $1,645 in premiums for medical, accidental death, and life insurance coverage.
(11)	Represents perquisites of $1,330 that consists of payments for memberships in professional organizations.
(12)	Represents perquisites of $5,867 that consist of the cost of providing a car and driver of $3,264, meal allowance of $373, telephone expense reimbursement of $747, a contribution to the Provident Fund on his behalf of $336, and $1,147 in premiums for medical, accidental death, and life insurance coverage.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth sets forth information for each of the named executive officers as to grants of non-equity and equity plan awards in 2015.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1) (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)

Bharat Desai	—	—	—	—	—	—

Nitin Rakesh	1/1/15	—	166,450	499,349	—	—
	10/26/15	—	—	—	8,100	379,647

Arvind Godbole	5/5/15	—	—	—	5,000	225,900

Anil Agrawal	1/1/15	—	16,975	50,924	—	—
	10/26/15	—	—	—	1,000	46,870
	12/11/15	—	—	—	2,500	113,575

Prashant Ranade	1/1/15	—	199,791	599,373	—	—
	10/26/15	—	—	—	6,000	281,220

Daniel M. Moore	1/1/15	—	110,460	331,380	—	—
	10/26/15	—	—	—	3,000	140,610

Rakesh Khanna	1/1/15	—	93,348	280,044	—	—
	10/26/15	—	—	—	4,600	215,602

(1)	Set forth are estimated future payouts under the STIP (granted effective 1/1/15 for all executive officers). “Threshold” and “Target” amounts are the same under the STIP.
(2)	The amounts given for Messrs. Agrawal, Khanna, Godbole, Rakesh, and Ranade were converted from Indian rupees.
(3)	This column reports the number of shares of restricted stock units granted under Syntel’s existing Amended and Restated Stock Option and Incentive Plan to each of the named executive officers on the applicable dates. The restricted stock units vest 25% on each of the first four anniversary dates of the grant.
(4)	This column reports the grant date fair value of each equity award granted in 2015 computed in accordance with ASC 718.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Name

Bharat Desai	—		—	—	—

Nitin Rakesh	6,000	(3)	271,500	—	—
	3,500	(4)	158,375	—	—
	30,000	(5)	1,357,500	—	—
	8,100	(6)	366,525

Arvind Godbole	1,378	(2)	62,355	—	—
	2,600	(7)	117,650	—	—
	5,000	(8)	226,250	—	—

Anil Agrawal	500	(2)	22,625	—	—
	1,100	(4)	49,775	—	—
	750	(9)	33,938	—	—
	1,000	(6)	45,250	—	—
	2,500	(10)	113,125

Prashant Ranade	8,000	(2)	362,000	—	—
	16,000	(4)	724,000	—	—
	75,000	(5)	3,393,750	—	—
	6,000	(6)	271,500	—	—

Daniel M. Moore	1,250	(2)	56,563	—	—
	2,200	(4)	99,550	—	—
	2,250	(9)	101,813	—	—
	3,000	(6)	135,750	—	—

Rakesh Khanna	5,000	(11)	226,250	—	—
	3,500	(4)	158,375	—	—
	18,000	(5)	814,500	—	—
	4,600	(6)	208,150

(1)	The dollar value of the unvested shares of restricted stock reported in the preceding column valued at the closing price of Common Stock on December 31, 2015, which was $45.25 per share.
(2)	This stock unit award was granted on August 22, 2012, and has vested or will vest in four equal installments on August 22, 2013, August 22, 2014, August 22, 2015, and August 22, 2016.
(3)	This stock unit award was granted on October 03, 2012, and has vested or will vest in four equal installments on October 03, 2013, October 03, 2014, October 03, 2015, and October 03, 2016.
(4)	This stock unit award was granted on August 29, 2013, and has vested or will vest in four equal installments on August 29, 2014, August 29, 2015, August 29, 2016, and August 29, 2017.

(5)	This stock unit award was granted on April 21, 2014, and has vested or will vest in four equal installments on April 21, 2015, April 21, 2016, April 21, 2017, and April 21, 2018.
(6)	This stock unit award was granted on October 26, 2015, and will vest in four equal installments on October 26, 2016, October 26, 2017, October 26, 2018, and October 26, 2019.
(7)	This stock unit award was granted on August 29, 2013, and has vested or will vest in four equal installments on August 29, 2014, August 29, 2015, August 29, 2016, and December 1, 2016.
(8)	This stock unit award was granted on May 5, 2015, and one quarter of the awards will vest on May 5, 2016 and the remaining three quarters of the awards will vest on December 1, 2016.
(9)	This stock unit award was granted on September 3, 2014, and has vested or will vest in four equal installments on September 3, 2015, September 3, 2016, September 3, 2017, and September 3, 2018.
(10)	This stock unit award was granted on December 11, 2015, and will vest in four equal installments on December 11, 2016, December 11, 2017, December 11, 2018, and December 11, 2019.
(11)	This stock unit award was granted on January 1, 2012, and have vested in four equal installments on January 1, 2013, January 1, 2014, January 1, 2015, and January 1, 2016.

2015 OPTION EXERCISES AND STOCK VESTED

The Table below shows the number of shares of Common Stock acquired during 2015 upon the vesting of restricted shares. The named executive officers hold no Syntel stock options.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Bharat Desai	—	—

Nitin Rakesh	17,750	831,435

Arvind Godbole	4,174	200,102

Anil Agrawal	1,800	79,507

Prashant Ranade	49,000	2,300,310

Daniel M. Moore	4,600	220,524

Rakesh Khanna	14,250	656,645

(1)	Value Realized on Vesting is calculated by multiplying the shares vested times the Common Stock closing price on the business day prior to vesting.

Pension Benefits 2015

In accordance with the Payment of Gratuity Act, 1972 of India, Syntel’s Indian subsidiary provides for gratuity, a defined retirement benefit plan (the “Gratuity Plan”) covering eligible employees. The Gratuity Plan provides a lump sum payment to vested employees at retirement, death, incapacitation, or termination of employment, based on the respective employee’s salary and the term of employment.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)

Bharat Desai	—	—	—	—

Nitin Rakesh	Gratuity Plan	2	12,345	—

Prashant Ranade	Gratuity Plan	6	15,140	—

Anil Agrawal	Gratuity Plan	15	15,140	—

Daniel M. Moore	—	—	—	—

Rakesh Khanna	Gratuity Plan	10	15,140	—

(1)	The gratuity under the Gratuity Plan is restricted to 1,000,000 Indian Rupees or $15,140.

Potential Payments Upon Termination or Change-in-Control

Under the terms of Syntel’s existing Amended and Restated Stock Option and Incentive Plan (the “2006 Stock Option Plan”) and the restricted stock agreements (collectively the “Agreements”) entered into with named executive officers under the 2006 Stock Option Plan, if a named executive officer has a “Change in Position” subsequent to a “Change in Control”, the remaining restriction period on any restricted stock granted under the 2006 Stock Option Plan immediately lapses and the shares become fully transferable.

Under the 2006 Stock Option Plan a “Change in Position” is defined to be: (i) involuntary termination of the named executive officer’s employment; or (ii) a significant reduction in the duties, responsibilities, compensation and/or fringe benefits of the named executive officer, or the assignment to the named executive officer of duties inconsistent with the named executive officer’s position (all as in effect immediately prior to a Change in Control), whether or not the named executive officer voluntarily terminates employment as a result.

Under the 2006 Stock Option Plan, a “Change in Control” is defined to be the occurrence of any of the following events that do not involve a person or entity that was a shareholder of Syntel at the time the 2006 Stock Option Plan was adopted: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of fifty-one percent, or more, of Syntel’s outstanding Common Stock in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of Syntel’s assets to any person, firm or corporation; or (iii) a merger or similar transaction between Syntel and another entity if Syntel’s shareholders do not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction.

The following table sets forth the estimated benefit to the respective named executive officer assuming that the noted event occurred on December 31, 2015 and, where applicable, using the closing price of the Common Stock on December 31, 2015, which was $45.25 per share. While the amounts shown and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the named executive officers in the event that the events noted below had occurred on December 31, 2015, the actual amounts due to the named executive officers upon a triggering event will depend upon the actual circumstances and the then applicable provisions of the 2006 Stock Option Plan and the Agreements.

In connection with Arvind Godbole’s retirement on December 11, 2015, Syntel entered into a retirement agreement with Mr. Godbole that included payments to be made to Mr. Godbole from January to July 2016 upon Mr. Godbole providing consulting services to Syntel. The following table sets forth the amount to be received by Mr. Godbole pursuant to the retirement agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Benefit	Before Change in Control Change in Position	After Change in Control Change in Position		Voluntary Termination	Death	Disability	Change in Control

Bharat Desai	—	—	—		—	—	—	—

Nitin Rakesh	Lapsing of Restrictions on Restricted Stock	—	$2,153,900	(1)	—	—	—	—

Arvind Godbole	Lapsing of Restrictions on Restricted Stock	—	$406,255	(1)	—	—	—	—

	Retirement Package Payment	—	—		$230,036	—	—	—

Anil Agrawal	Lapsing of Restrictions on Restricted Stock	—	$264,713	(1)	—	—	—	—

Prashant Ranade	Lapsing of Restrictions on Restricted Stock	—	$4,751,250	(1)	—	—	—	—

Daniel M. Moore	Lapsing of Restrictions on Restricted Stock	—	$393,675	(1)	—	—	—	—

Rakesh Khanna	Lapsing of Restrictions on Restricted Stock	—	$1,407,275	(1)	—	—	—	—

(1)	Represents the aggregate intrinsic value of the lapsing of restrictions on each named executive officer’s restricted stock.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth, with respect to Syntel’s equity compensation plans, (i) the number of shares of common stock to be issued upon the exercise of outstanding options, warrants, and rights, (ii) the weighted average exercise price of outstanding options, warrants, and rights, and (iii) the number of shares remaining available for future issuance, as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted-average exercise price of outstanding options, warrants, and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excludes securities reflected in column (1)) *
Equity compensation plans approved by shareholders	—	—	9,264,077
Equity compensation plans not approved by shareholders	—	—	—

TOTAL	—	—	9,264,077

*	Includes 7,828,799 shares available for future issuance under Syntel’s existing Amended and Restated Stock Option and Incentive Plan and 1,435,278 shares available for future issuance under Syntel’s Employee Stock Purchase Plan.

ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table provides information about the beneficial ownership of Syntel’s Common Stock by (i) any person or entity known by the management of Syntel to have been the beneficial owner of more than five percent of Syntel’s outstanding Common Stock as of April 11, 2016, (ii) the nominees, present directors, and named executive officers of Syntel, and (iii) by all directors and executive officers of Syntel as a group. There were 83,952,151 shares of Syntel Common Stock outstanding on April 11, 2016.

NAME AND ADDRESS	NUMBER OF SHARES BENEFICIALLY OWNED (1)		PERCENT OF CLASS

Bharat Desai	31,142,777	(2)	37.1%
525 East Big Beaver Road, Suite 300
Troy, Michigan 48083

Neerja Sethi	24,260,177	(3)	28.9%
525 East Big Beaver Road, Suite 300
Troy, Michigan 48083

Rakesh Vij	19,237,384	(4)	22.9%
5607 Hartsdale Dr.
Houston, Texas 77036

NS Trust dated February 28, 1997 I	9,318,692	(5)	11.1%
1001 Brickell Bay Dr., Suite 3102/8
Miami, Florida 33131

NS Trust dated February 28, 1997 II	9,318,692	(5)	11.1%
1001 Brickell Bay Dr., Suite 3102/8
Miami, Florida 33131

Capital Research Global Investors	4,688,043	(6)	5.6%
333 South Hope Street
Los Angeles, California 90071

Anil Agrawal	7,650	(7)	*

Paritosh K. Choksi	70,215	(7)	*

Thomas Doeke	17,768	(7)	*

Arvind Godbole	8,978	(7)	*

Rakesh Khanna	58,600	(7)	*

Rajesh Mashruwala	16,424	(7)	*

Daniel M. Moore	9,952	(7)	*

George R. Mrkonic, Jr	6,468	(7)	*

Nitin Rakesh	61,350	(7)	*

Prashant Ranade	105,000	(7)	*

Vinod K. Sahney	3,604	(7)	*

All Directors, Nominees, and Executive Officers as a group (23 persons)	52,040,154	(7)	61.8%

*	Less than 1%.
(1)	For the purpose of this table, a person or group is deemed to have “beneficial ownership” of any shares as of a given date over which such person has voting power, investment power, or has the right to acquire such power within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person. Except as otherwise noted, each beneficial owner of more than five percent of Syntel’s Common Stock and each director and executive officer has sole voting and investment power over the shares reported. With respect to the restricted Common Stock of Syntel shown as owned by certain executive officers and directors, the executive officers have voting power but no investment power.
(2)	Mr. Desai holds shared voting and dispositive power for (a) 9,318,692 shares held by the NS Trust dated February 28, 1997 I, (b) 9,318,692 shares held by the NS Trust dated February 28, 1997 II, (c) 150,000 shares held by the NS Trust dated May 17, 1997 V, (d) 150,000 shares held by the NS Trust dated May 17, 1997 VI, of which trusts Mr. Desai is a co-trustee with Rakesh Vij, (e) 3,858,211 shares held by the DS Foundation, of which Mr. Desai is a member of the board of trustees along with Neerja Sethi and two other persons who are not affiliated with Syntel, and (f) 8,050 shares held in several educational trusts for the benefit of other individuals, of which trusts Mr. Desai is a trustee. Mr. Desai disclaims beneficial ownership of shares held by the foundation and the trusts.
(3)	Ms. Sethi holds shared voting and dispositive power for (a) 150,000 shares held by the BD Trust dated May 17, 1997 III and (b) 150,000 shares held by the BD Trust dated May 17, 1997 IV, of which trusts Ms. Sethi is a co-trustee with Rakesh Vij, (c) 6,350 shares held in several educational trusts for the benefit of other individuals, of which trusts Ms. Sethi is a trustee, and (d) 3,858,211 shares held by the DS Foundation, of which Ms. Sethi is a member of the board of trustees along with Bharat Desai and two other persons who are not affiliated with Syntel. Ms. Sethi disclaims beneficial ownership of shares held by the foundation and the trusts.
(4)	Rakesh Vij holds shared voting and dispositive power for (a) 9,318,692 shares held by the NS Trust dated February 28, 1997 I, (b) 9,318,692 shares held by the NS Trust dated February 28, 1997 II, (c) 150,000 shares held by the BD Trust dated May 17, 1997 III, (d) 150,000 shares held by the BD Trust dated May 17, 1997 IV, (e) 150,000 shares held by the NS Trust dated May 17, 1997 V, and (f) 150,000 shares held by the NS Trust dated May 17, 1997 VI, of which trusts Rakesh Vij is a co-trustee. Rakesh Vij disclaims beneficial ownership of shares held by the trusts.
(5)	These shares are also included under both Mr. Desai’s and Rakesh Vij’s ownership as they are co-trustees for these trusts and share voting and dispositive power for these shares of Common Stock.
(6)	Information based upon a Schedule 13G filed on February 12, 2016 by Capital Research Global Investors.
(7)	The number of shares shown in the table includes the following number of shares of Common Stock which are represented by restricted stock units: Anil Agrawal, 5,850; Paritosh K. Choksi, 1,768; Thomas Doeke, 1,768; Arvind Godbole, 8,978; Rakesh Khanna, 26,100; Rajesh Mashruwala, 1,768; Daniel M. Moore, 8,700; George R. Mrkonic, Jr., 1,768; Nitin Rakesh, 47,600; Prashant Ranade, 105,000; Vinod K. Sahney 1,768; and all directors and executive officers as a group, 282,532.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Syntel’s executive officers and directors, and persons who own more than ten percent of a registered class of Syntel’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by regulations of the SEC to furnish Syntel with copies of all Section 16(a) forms they file.

Based solely on Syntel’s review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Syntel believes that, except for the following, its officers, directors, and greater than ten percent beneficial owners met all applicable filing requirements during the last year. The following persons filed the listed reports after their due dates: Thomas

Doeke, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction, filed one day late, and Daniel M. Moore, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction.

Transactions with Related Persons

The Board has adopted written policies and procedures for the disclosure, review and approval of any transaction in which Syntel or one of its subsidiaries is a participant and in which any “related person” or “Covered Individual” (director, executive officer or their immediate family members, or shareholders owning five percent or more of Syntel’s outstanding Common Stock) has a direct or indirect material interest. The policy requires that transactions involving a related person be reviewed and approved in advance by the Board. Under Syntel’s Code of Ethical Conduct, officers, directors, and employees of Syntel are required to report proposed related party transactions to the Board. Syntel is not aware of any transaction required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC since the beginning of 2015 where the foregoing policies and procedures did not require review, approval, or ratification of such transaction or where such policies and procedures were not followed. Syntel has had no transactions since the beginning of 2015, nor does it currently have any proposed transactions, in which it was or is to be a participant and in which any related person had or will have a direct or indirect material interest.

Shareholder Proposals for 2017 Annual Meeting

Shareholder proposals to be presented at the 2017 Annual Meeting of Shareholders must be received by Syntel not later than December 30, 2016 if they are to be included in Syntel’s proxy statement for the 2017 Annual Meeting of Shareholders. Such proposals should be addressed to the Corporate Secretary at Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083 and should also be sent by email to the Corporate Secretary at Daniel_Moore@Syntelinc.com.

Shareholder proposals to be presented at the 2017 Annual Meeting of Shareholders which are not to be included in Syntel’s proxy statement for that meeting must be received by Syntel not before March 10, 2017 and not later than April 9, 2017; or, for any special meeting of shareholders, no later than 10 days after the day of the public announcement of the date of the special meeting in accordance with the procedures contained in Syntel’s Bylaws. Such proposals should be addressed to the Corporate Secretary at Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083 and should also be sent by email to the Corporate Secretary at Daniel_Moore@Syntelinc.com.

Other Matters

At the 2011 Annual Meeting of Shareholders, the shareholders voted in favor of advisory approval of the named executive officers’ compensation and they voted in favor of holding the advisory vote on named executive officer compensation every three years. Syntel has determined to follow the shareholders’ recommendation on the frequency of shareholder advisory votes on named executive compensation and will hold those advisory votes every three years, with a vote held in 2014 and the next vote occurring in 2017. It is currently anticipated that the next vote on the frequency of holding advisory votes on named executive compensation will occur at Syntel’s Annual Meeting of Shareholders in 2017.

At the date of this proxy statement, management is not aware of any matters to be presented for action at the 2016 Annual Meeting of Shareholders other than the matters described in this proxy statement. If any other matters should come before the meeting, the persons named in the proxy card intend to vote the proxy in accordance with their judgment on those matters.

By Order of the Board of Directors,

Daniel M. Moore

Chief Administrative Officer, General

Counsel, and Secretary

April 29, 2016

COPIES OF SYNTEL’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO DANIEL M. MOORE, CHIEF ADMINISTRATIVE OFFICER, SYNTEL, INC., 525 E. BIG BEAVER ROAD, SUITE 300, TROY, MICHIGAN 48083.

APPENDIX A

SYNTEL, INC.

2016 INCENTIVE PLAN

I. GENERAL PROVISIONS

1.1 Establishment. On February 28, 2016, the Board of Directors (“Board”) of Syntel, Inc. (“Corporation”) adopted the 2016 Incentive Plan (“Plan”), subject to the approval of shareholders at the Corporation’s 2016 annual meeting of shareholders.

1.2 Purpose. The purpose of the Plan is to (a) promote the best interests of the Corporation and its shareholders by encouraging Employees, non-Employee Directors and Consultants of the Corporation and its Subsidiaries to acquire an ownership interest in the Corporation by granting stock-based Awards, thus aligning their interests with those of shareholders, and (b) enhance the ability of the Corporation and its Subsidiaries to attract, motivate and retain qualified Employees, non-Employee Directors and Consultants. It is the further purpose of the Plan to authorize certain Awards that will constitute performance based compensation, as described in Code Section 162(m) and regulations thereunder.

1.3 Plan Duration. Subject to shareholder approval, the Plan shall become effective on June 1, 2016 and shall continue in effect until its termination by the Board; provided, however, that no new Awards may be granted on or after February 28, 2026.

1.4 Definitions. As used in this Plan, the following terms have the meaning described below:

(a) “Agreement” means the written document that sets forth the terms of a Participant’s Award.

(b) “Award” means any form of Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Incentive Award granted under the Plan.

(c) “Board” means the Board of Directors of the Corporation.

(d) “Cause” means (i) if the Employee is a party to a written employment agreement with the Corporation or a Subsidiary that contains a definition of “Cause,” then “Cause” as defined in such agreement, as in effect from time to time, or (ii) in all other cases, (A) Employee’s continued failure substantially to perform Employee’s duties to the Corporation or its affiliates (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Corporation to Employee of such failure, (B) dishonesty in the performance of Employee’s duties hereunder, (C) Employee’s conviction of, or plea of nolo contendere to a crime constituting (x) a felony under the laws of the country where employed or any state thereof, or (y) a misdemeanor involving moral turpitude, (D) Employee’s willful malfeasance or willful misconduct in connection with Employee’s duties hereunder or any act or omission which is injurious to the financial condition or business reputation of the Corporation or its affiliates, or (E) Employee’s breach of any non-compete or confidentiality obligations to the Corporation or its affiliates.

(e) “Change in Control” means the occurrence of any of the following events:

(i) If any one person, or more than one person acting as a group (as defined in Code Section 409A and regulations thereunder), acquires ownership of Common Stock of the Corporation that, together with stock held by such person or group, constitutes more than fifty (50) percent of the total fair market value or total voting power of the Common Stock of the Corporation. However, if any one person or more than one person acting as a group, is considered to own more than fifty (50) percent of the total fair market value or total voting power of the Common Stock of the Corporation, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control, or to cause a change in the effective control of the Corporation (within the meaning of Code Section 409A and regulations thereunder). An increase in the percentage of Common Stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Corporation acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this Section. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in such Corporation remains outstanding after the transaction;

(ii) If any one person, or more than one person acting as a group (as determined in accordance with Code Section 409A and regulations thereunder), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Common Stock of the Corporation possessing thirty-five (35) percent or more of the total voting power of the Common Stock of the Corporation;

(iii) If a majority of members on the Corporation’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board prior to the date of the appointment or election (provided that for purposes of this paragraph, the term Corporation refers solely to the “relevant corporation,” as defined in Code Section 409A and regulations thereunder), for which no other corporation is a majority shareholder; or

(iv) If there is a change in the ownership of a substantial portion of the Corporation’s assets, which shall occur on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A and regulations thereunder) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(v) Notwithstanding the foregoing, any event set forth above involving any of the shareholders of the Corporation (or any entity at any time controlled by any such shareholder or shareholders) as of the date of the adoption of this Plan by the Board shall not be included within the meaning of “Change in Control.”

(f) “Change in Control Termination” means (i) a termination of Employee’s employment by the Corporation without “Cause”, or (ii) Employee’s termination of employment with the Corporation due to Good Reason, which termination or Good Reason event occurs after:

(i) the execution of an agreement to which the Corporation is a party pursuant to which a Change in Control has occurred or will occur (upon consummation of the transactions contemplated by such agreement) but, if a Change in Control has occurred pursuant thereto, not more than two years after such Change in Control, and if a Change in Control has not yet occurred pursuant thereto, while such agreement remains executory; or

(ii) the occurrence of a Change in Control not pursuant to an agreement with the Corporation, but not more than two years thereafter.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Code Section 162(m) Award” means an Award which is designated (or deemed designated) by the Committee pursuant to Section 7.1 to be subject to the requirements of Code Section 162(m) and regulations thereunder (to the extent applicable).

(i) “Committee” means the Compensation Committee of the Board, or any other committee or sub-committee of the Board, designated by the Board from time to time, comprised solely of two or more Directors who are “non-employee directors,” as defined in Rule 16b-3 of the Exchange Act, “outside directors” as defined in Code Section 162(m) and regulations thereunder, and “independent directors” for purposes of the rules and regulations of the Stock Exchange. However, the fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate any Award made by the Committee, if the Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time, at the discretion of the Board.

(j) “Common Stock” means shares of the Corporation’s authorized common stock.

(k) “Consultant” means a consultant or advisor (other than as an Employee or member of the Board) to the Corporation or a Subsidiary; provided that such person (i) renders bona fide services that are not in connection with the offer and sale of the Corporation’s securities in a capital-raising transaction, and (ii) does not promote or maintain a market for the Corporation’s securities.

(l) “Corporation” means Syntel, Inc., a Michigan corporation.

(m) “Director” means an individual, other than an Employee, who has been elected or appointed to serve as a member of the Board.

(n) “Disability” means total and permanent disability, as defined in Code Section 22(e); provided, however, that for purposes of a Code Section 409A distribution event, “disability” shall be defined under Code Section 409A and regulations thereunder.

(o) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividend paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant. Dividend Equivalents shall not be paid on Option or Stock Appreciation Right Awards.

(p) “Employee” means an individual who has an “employment relationship” with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-1(h), and the term “employment” means employment with the Corporation or a Subsidiary, as applicable.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(r) “Fair Market Value” means for purposes of determining the value of Common Stock on the Grant Date, the closing price per share of the Common Stock on the Stock Exchange for the Grant Date. In the event that there are no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions. Unless otherwise specified in the Plan, “Fair Market Value” for purposes of determining the value of Common Stock on the date of exercise or Vesting means the closing price of the Common Stock on the Stock Exchange on the last date preceding the date of exercise or Vesting on which there were Common Stock transactions. If the Common Stock is not listed on a Stock Exchange on the relevant date, the Fair Market Value shall be determined by the Committee in good faith and in accordance with Code Section 409A and regulations thereunder.

(s) “Good Reason” means a material reduction in an Employee’s position, duties, responsibilities or base compensation as in effect immediately prior to a Change in Control without the Employee’s written consent, and within ninety (90) days of the initial occurrence of any such event the Employee submits written notice of such event to the Corporation providing the Corporation with thirty (30) days in which to remedy the occurrence (the Cure Period”), which is then not remedied by the Corporation within the Cure Period, and the Employee terminates employment with the Corporation no later than thirty (30) days after the Cure Period expires.

(t) “Grant Date” means the date on which the Committee authorizes an Award, or such later date as shall be designated by the Committee.

(u) “Incentive Award” means an Award that is granted pursuant to Article VI.

(v) “Incentive Stock Option” means an Option granted pursuant to Article II that is intended to meet the requirements of Code Section 422.

(w) “Nonqualified Stock Option” means an Option granted pursuant to Article II that is not an Incentive Stock Option.

(x) “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(y) “Participant” means an Employee, Director or Consultant, who is designated by the Committee to participate in the Plan.

(z) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Article V.

(aa) “Performance Measures” means the measures of performance of the Corporation and its Subsidiaries used to determine a Participant’s entitlement to an Award under the Plan. Such performance measures shall have the same meanings as used in the Corporation’s financial statements, or, if such terms are not used in the Corporation’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Corporation’s industry. Performance Measures shall be calculated with respect to the Corporation and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures shall be calculated in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee, prior to the accrual or payment of any Award under this Plan for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance goal(s). Performance Measures shall be one or more of the following, or a combination of any of the following, as determined by the Committee:

•

earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings, including each of the above on a per share and/or segment basis);

•	sales/net sales;

•

return on net sales (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, operating cash flow or cash earnings as a percentage of net sales);

•	sales growth;

•	cash flow;

•	operating cash flow;

•	free cash flow;

•	discounted cash flow;

•	working capital;

•	market capitalization;

•	cash return on investment—CRI;

•	return on capital;

•	return on cost of capital;

•	shareholder value;

•	return on equity;

•	total shareholder return;

•	return on investment;

•	economic value added;

•	return on assets/net assets;

•	stock trading multiples (as measured vs. investment, net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, cash earnings or operating cash flow);

•	stock price;

•	attainment of strategic or operational initiative;

(bb) “Performance Share” means any grant pursuant to Article V and Section 5.2(b)(i).

(cc) “Performance Unit” means any grant pursuant to Article V and Section 5.2(b)(ii).

(dd) “Plan” means the 2016 Syntel, Inc. Incentive Plan, the terms of which are set forth herein, and any amendments thereto.

(ee) “Restriction Period” means the period of time during which a Participant’s Restricted Stock or Restricted Stock Unit is subject to restrictions and is nontransferable.

(ff) “Restricted Stock” means Common Stock granted pursuant to Article IV that is subject to a Restriction Period.

(gg) “Restricted Stock Unit” means a right granted pursuant to Article IV to receive Restricted Stock, Common Stock or an equivalent value in cash.

(hh) “Securities Act” means the Securities Act of 1933, as amended.

(ii) “Stock Appreciation Right” means the right to receive a cash or Common Stock payment from the Corporation, in accordance with Article III of the Plan.

(jj) “Stock Exchange” means the principal national securities exchange on which the Common Stock is listed for trading, or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before the applicable date.

(kk) “Subsidiary” means a corporation or other entity defined in Code Section 424(f).

(ll) “Substitute Awards” means Awards granted or shares issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines.

(mm) “Vested” or “Vesting” means the extent to which an Award granted or issued hereunder has become exercisable, any applicable Restriction Period has terminated or lapsed in accordance with the Plan and the terms of any respective Agreement pursuant to which such Award was granted or issued, or has become payable in whole or in part due to the satisfaction of performance goal(s) set forth in the respective Agreement pursuant to which such Award was granted or issued. Anything to the contrary herein notwithstanding, Awards granted under the Plan shall not Vest (in part or in full) prior to the first anniversary of their Grant Date; provided, that the Committee in its discretion may grant Awards (or modify existing Awards) to provide for full Vesting in less than one year (i) on account of a Participant’s death, Disability or in the event of a Change in Control, or (ii) as a Substitute Award in replacement of an award previously scheduled to vest in full in less than one year from the Grant Date of such Substitute Award.

1.5 Administration.

(a) The Plan shall be administered by the Committee. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Award granted under the Plan shall be final and binding upon all Participants. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

(b) In addition to any other powers set forth in the Plan and subject to Code Section 409A and the provisions of the Plan, including the minimum Vesting requirements set forth in Section 1.4(ll) (and in the case of any Code Section 162(m) Awards, subject to any additional requirements of Code Section 162(m) and regulations thereunder), the Committee shall have the full and final power and authority, in its discretion to:

(i) amend, modify, or cancel any Award, or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(ii) accelerate, continue, or defer the exercisability or Vesting of any Award or any shares acquired pursuant thereto;

(iii) authorize, in conjunction with any applicable deferred compensation plan of the Corporation, that the receipt of cash or Common Stock subject to any Award under this Plan may be deferred under the terms and conditions of such deferred compensation plan;

(iv) determine the terms and conditions of Awards granted to Participants and whether such terms and conditions have been satisfied, including without limitation as required in Section 7.2 of the Plan; and

(v) establish such other Awards, besides those specifically enumerated in the Plan, which the Committee determines are consistent with the Plan’s purposes.

1.6 Participants. Participants in the Plan shall be such Employees, Directors and Consultants of the Corporation and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee may grant Awards to an individual upon the condition that the individual become an Employee, Director or Consultant of the Corporation or of a Subsidiary, provided that the Award shall be deemed to be granted only on the date that the individual becomes an Employee, Director or Consultant, as applicable.

1.7 Stock.

(a) The Corporation has reserved sixteen million (16,000,000) shares of Common Stock for issuance pursuant to stock-based Awards under the Plan. Up to sixteen million (16,000,000) of the reserved shares may be granted as Awards that may be settled in shares of Common Stock other than Options or Stock Appreciation Rights. Up to sixteen million (16,000,000) of the reserved shares may be granted as Incentive Stock Options under the Plan. All provisions in this Section 1.7 shall be adjusted, as applicable, in accordance with Article IX.

(b) Each share of Common Stock subject to any Award shall be counted against the aggregate reserved share limit in paragraph (a) above as one share.

(c) The shares subject to any portion of an Award that is forfeited, cancelled, or expires or otherwise terminates without issuance of such shares, or is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such Award, shall, to the extent of such forfeiture, cancellation, expiration, termination, cash settlement or non-issuance, again be available for issuance pursuant to Awards under the Plan and shall not be counted against the other limitations in Section 1.7(a).

(d) For the avoidance of doubt, the following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan: (i) the full number of shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, regardless of the number of shares actually used to make such settlement; (ii) shares used to pay the exercise price or for settlement of any Award; (iii) shares used to satisfy withholding taxes related to the exercise or settlement of any Award; (iv) shares repurchased on the open market with the proceeds of the option exercise price; and (v) shares subject to a Restricted Stock Award that have been forfeited.

(e) Substitute Awards shall not reduce the shares reserved for issuance under the Plan or authorized for grant to a Participant in any fiscal year. Additionally, in the event that a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or an affiliate of the Corporation or its Subsidiaries prior to such acquisition or combination.

1.8 Repricing. Except as provided in Section 9.1, without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding shares is present or represented by proxy, neither the Board nor the Committee shall approve a program providing for (a) the cancellation of outstanding Options and/or Stock Appreciation Rights and the grant in substitution therefore of any new Options and/or Stock Appreciation Rights under the Plan having a lower exercise price than the Fair Market Value of the underlying Common Stock on the original Grant Date, (b) the amendment of outstanding Options and/or Stock Appreciation Rights to reduce the exercise price thereof below the Fair Market Value of the underlying Common Stock on the original Grant Date, or (c) the exchange of outstanding Options or Stock Appreciation Rights for cash or other Awards if the exercise price per share of such Options or Stock Appreciation Rights is greater than the Fair Market Value per share as of the date of exchange. This Section shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Code Section 424.

II. STOCK OPTIONS

2.1 Grant of Options. The Committee, at any time and from time to time, subject to the terms and conditions of the Plan, may grant Options to such Participants and for such number of shares of Common Stock as it shall designate, and shall determine the general terms and conditions of exercise, which shall be set forth in a Participant’s Agreement. Any Participant may hold more than one Option under the Plan and any other plan of the Corporation or Subsidiary. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option. Unless otherwise provided in a Participant’s Agreement, any Options granted pursuant to the Plan are intended to satisfy the requirements of Code Section 162(m) and regulations thereunder (to the extent applicable), and shall be deemed to have been designated by the Committee as Code Section 162(m) Awards.

2.2 Incentive Stock Options. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2. An Incentive Stock Option only may be granted to an Employee. No

Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date nor with an exercise term that extends beyond ten (10) years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than five (5) years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.

2.3 Exercise Price. The Committee shall determine the per share exercise price for each Option granted under the Plan. No Option may be granted with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date.

2.4 Payment for Option Shares.

(a) The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment, unless otherwise provided in a Participant’s Agreement, payment may be made by (i) tendering shares of Common Stock to the Corporation, which are withheld from the Option being exercised, or are freely owned and held by the Participant independent of any restrictions or hypothecations; (ii) by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant’s broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm; (iii) delivery of other consideration approved by the Committee having a Fair Market Value on the exercise date equal to the total purchase price; (iv) other means determined by the Committee; or (v) any combination of the foregoing.

(b) Notwithstanding the foregoing, an Option may not be exercised by delivery to or withholding by the Corporation of shares of Common Stock to the extent that such delivery or withholding (i) would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002), or (ii) if there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles. Until a Participant has been issued a certificate or certificates for the shares of Common Stock so purchased (or the book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian), he or she shall possess no rights as a record holder with respect to any such shares.

III. STOCK APPRECIATION RIGHTS

3.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted, held and exercised in such form and upon such general terms and conditions as determined by the Committee on an individual basis. A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Corporation as the Committee may determine. No Stock Appreciation Right shall be granted with an exercise term that extends beyond ten (10) years from the Grant Date. Unless otherwise provided in a Participant’s Agreement, any Stock Appreciation Rights granted pursuant to the Plan are intended to satisfy the requirements of Code Section 162(m) and regulations thereunder (to the extent applicable), and shall be deemed to have been designated by the Committee as Code Section 162(m) Awards.

3.2 Exercise Price. The Committee shall determine the per share exercise price for each Stock Appreciation Right granted under the Plan; provided, however, that the exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the shares of Common Stock covered by the Stock Appreciation Right on the Grant Date.

3.3 Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall be deemed exercised upon receipt by the Corporation of written notice of exercise from the Participant. The Committee shall specify in a Participant’s Agreement whether payment shall be made in cash or shares of Common Stock, any combination thereof, or in any other applicable method set forth in Section 2.4(a).

3.4 Stock Appreciation Right Payment. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to payment from the Corporation, in cash, shares, or partly in each (as determined by the Committee in accordance with any applicable terms of the Agreement), of an amount equal to the difference between (a) the aggregate Fair Market Value on the exercise date for the specified number of shares being exercised, and (b) the aggregate exercise price for the specified number of shares being exercised.

3.5 Maximum Stock Appreciation Right Amount Per Share. The Committee may, in its sole discretion, establish (at the time of grant) a maximum amount per share which shall be payable upon the exercise of a Stock Appreciation Right, expressed as a dollar amount.

IV. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

4.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Awards of Restricted Stock and Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine.

4.2 Terms of Awards. Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms of the restrictions, including the Restriction Period, or periods, the number of Common Stock shares or units subject to the Award, the purchase price for the shares of Restricted Stock, if any, the form of consideration that may be used to pay the purchase price of the Restricted Stock, including those specified in Section 2.4, and such other general terms and conditions, including performance goal(s), as the Committee shall determine.

4.3 Transferability. Except as provided in this Article IV and Section 10.3 of the Plan, the shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Committee and specified in the applicable Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and as set forth in the applicable Agreement.

4.4 Other Restrictions. The Committee shall impose such other restrictions on any shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units under the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and the issuance of a legended certificate of Common Stock representing such shares to give appropriate notice of such restrictions (or, if issued in book entry form, a notation with similar restrictive effect with respect to the book entry representing such shares). Subject to Code Section 409A and the minimum Vesting requirements set forth in Section 1.4(ll), the Committee shall have the discretion to waive the applicable Restriction Period with respect to all or any part of the Common Stock subject to an Award of Restricted Stock or Restricted Stock Units that has not been designated (or deemed designated) as a Code Section 162(m) Award.

4.5 Voting Rights. During the Restriction Period, Participants holding issued and outstanding shares of Common Stock subject to an Award of Restricted Stock may exercise full voting rights with respect to the Restricted Stock, while such Award remains outstanding.

4.6 Dividends and Dividend Equivalents.

(a) Except as set forth below or in a Participant’s Agreement, a Participant shall be entitled to receive all dividends and other distributions paid with respect to issued and outstanding shares of Common Stock subject to an Award of Restricted Stock, while such Award remains outstanding. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period applicable to an Award of Restricted Stock, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Common Stock with respect to which they were paid.

(b) The Committee, in its discretion, may provide in the Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Common Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Common Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (i) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Restricted Stock Units previously credited to the Participant as of the record date of such dividend, by (ii) the Fair Market Value per share of Common Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time or times (or as soon thereafter as practicable) as the corresponding Restricted Stock Units on which the Dividend Equivalent was paid. In the event of a dividend or distribution paid in shares of Common Stock or any other adjustment made upon a change in the capital structure of the Corporation as described in Article IX, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Restricted Stock Unit, and all such new, substituted or additional securities or other property shall be immediately subject to the same restrictions as are applicable to the Restricted Stock Unit.

4.7 Settlement of Restricted Stock Units. If a Restricted Stock Unit is payable in Common Stock, the Corporation shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Award Vest or (subject to the minimum Vesting requirements set forth in Section 1.4(ll)) on such other date determined by the Committee, in its discretion, and set forth in the Agreement, one share of Common Stock and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.1 for each Restricted Stock Unit then becoming Vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding any other provision in this Plan to the contrary, any Restricted Stock Unit, whether settled in Common Stock, cash or other property, shall be paid no later than two and a half (21/2) months after the later of the end of the fiscal or calendar year in which the Restricted Stock Unit Vests.

4.8 Restricted Stock Unit Bonus/Incentive Deferral Awards. A Participant designated by the Committee who is an insider or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee and in compliance with Code Section 409A, to defer receipt of any cash bonus or cash Incentive Award payable by the Corporation (subject to any minimum or maximum limitations imposed by the Committee), which shall be credited to the Participant in the form of Restricted Stock Units, subject to such terms and other conditions established by the Committee as set forth in the associated Agreement. The electing Participant shall be credited, as of the date specified in the Agreement, with a number of Restricted Stock Units, equal to the amount of the deferral (increased by any Committee match), divided by the Fair Market Value on the applicable date.]

V. PERFORMANCE AWARDS

5.1 Grant of Performance Awards. The Committee, in its discretion, may grant Performance Awards to Participants and may determine, on an individual or group basis, the performance goal(s) to be attained pursuant to each Performance Award.

5.2 Terms of Awards.

(a) Performance Awards shall consist of rights to receive cash, Common Stock, other property or a combination thereof, if designated performance goal(s) are achieved. The terms of a Participant’s Performance Award shall be set forth in a Participant’s Agreement. Each Agreement shall specify the performance goal(s), which may include the Performance Measures, applicable to a particular Participant or group of Participants, the period over which the targeted goal(s) are to be attained, the payment schedule if the goal(s) are attained, and any other general terms as the Committee shall determine and conditions applicable to an individual Performance Award. Subject to Code Section 409A and the minimum Vesting requirements set forth in Section 1.4(ll), the Committee, in its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Award that has not been designated (or deemed designated) as a Code Section 162(m) Award.

(b) Performance Awards may be granted as Performance Shares or Performance Units, at the discretion of the Committee. Performance Awards shall be paid no later than two and a half (21/2) months after the later of the end of the fiscal or calendar year in which the Performance Award is no longer subject to a substantial risk of forfeiture.

(i) In the case of Performance Shares, the Participant shall receive a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goal(s) and restrictions (or shares may be issued in book entry form with a notation having similar restrictive effect with respect to the book entry representing such shares), as determined by the Committee and specified in the Participant’s Agreement. Prior to satisfaction of the performance goal(s) and restrictions, the Participant shall be entitled to vote the Performance Shares to the extent such shares are issued and outstanding. Further, any dividends paid on such shares during the performance period automatically shall, as provided in the Participant’s Agreement: (A) be reinvested on behalf of the Participant in additional Performance Shares under the Plan, and such additional shares shall be subject to the same performance goal(s) and restrictions as the other shares under the Performance Share Award; (B) be payable in cash upon satisfaction of, and subject to the same performance goal(s) and restrictions as the underlying shares for the Performance Share Award; or (C) be provided in a combination thereof.

(ii) In the case of Performance Units, the Participant shall receive an Agreement from the Committee that specifies the performance goal(s) and restrictions that must be satisfied before the Corporation shall issue the payment, which may be cash, a designated number of shares of Common Stock, other property or a combination thereof.

VI. INCENTIVE AWARDS

6.1 Grant of Incentive Awards.

(a) The Committee, in its discretion, may grant Incentive Awards to such Participants as it may designate from time to time. The terms of a Participant’s Incentive Award shall be set forth in the Participant’s individual Agreement and/or in any separate program(s) authorized by the Committee. Each Agreement and/or separate program shall specify such general terms and conditions as the Committee shall determine.

(b) The determination of Incentive Awards for a given year or years may be based upon the attainment of specified levels of Corporation or Subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee, including any or all of the Performance Measures.

(c) The Committee shall (i) select those Participants who shall be eligible to receive an Incentive Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Incentive Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Incentive Award relates (or by such later date permitted under the deduction limitation exemption provisions of Code Section 162(m) and regulations thereunder), to the extent applicable, and while the outcome of the performance goals and targets is uncertain.

6.2 Payment of Incentive Awards.

(a) Incentive Awards shall be paid in cash, shares of Common Stock or other property, at the discretion of the Committee. Payments shall be made following a determination by the Committee that the performance targets were attained and shall be made within two and a half (21/2) months after the later of the end of the fiscal or calendar year in which the Incentive Award is no longer subject to a substantial risk of forfeiture.

(b) The amount of an Incentive Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.

VII. CODE SECTION 162(m) AWARDS

7.1 Awards Granted Under Code Section 162(m).

(a) Unless otherwise provided in a Participant’s Agreement, any Options or Stock Appreciation Rights granted pursuant to the Plan are intended to satisfy the requirements of Code Section 162(m) and regulations thereunder (to the extent applicable), and shall be deemed to have been designated by the Committee as Code Section 162(m) Awards.

(b) Unless otherwise provided in a Participant’s Agreement, any Award granted to an Employee Participant pursuant to the Plan, other than an Option or Stock Appreciation Right, which otherwise complies with the applicable requirements set forth in this Article VII shall be deemed to have been designated by the Committee as a Code Section 162(m) Award that is subject to the requirements of Code Section 162(m) and regulations thereunder (to the extent applicable). Such an Award must comply with the following additional requirements, which shall control over any other provision that pertains to such Award under Articles IV, V and VI:

(i) Each such Code Section 162(m) Award shall be based upon the attainment of specified levels of pre-established, objective Performance Measures that are intended to satisfy the performance based compensation requirements of Code Section 162(m) and regulations thereunder. Further, at the discretion of the Committee, such an Award also may be subject to goals and restrictions in addition to the Performance Measures.

(ii) For each such Code Section 162(m) Award, the Committee shall (A) select the Participant who shall be eligible to receive a Code Section 162(m) Award, (B) determine the applicable performance period, (C) determine the target levels of the Corporation or Subsidiary Performance Measures, and (D) determine the number of shares of Common Stock or cash or other property (or combination thereof) subject to an Award to be paid to each selected Participant. The Committee shall make the foregoing determinations prior to the commencement of services to which such an Award relates (or by such later date permitted under the deduction limitation exemption provisions of Code Section 162(m) and regulations thereunder), and while the outcome of the performance goals and targets is uncertain.

7.2 Attainment of Code Section 162(m) Goals.

(a) With respect to each Award designated (or deemed designated) as a Code Section 162(m) Award pursuant to Section 7.1(b), after each performance period, the Committee shall certify, in writing (which may include the written minutes for any meeting of the Committee): (i) if the Corporation has attained the performance targets, and (ii) the number of shares pursuant to the Award that are to become freely transferable, if applicable, or the cash or other property payable under the Award. The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment or to accelerate payment of such an Award, except in the case of the death or Disability of a Participant, or upon a Change in Control Termination.

(b) Notwithstanding the foregoing, the Committee may, in its discretion, reduce any Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate in light of pay practices of competitors, or the performance of the Corporation, a Subsidiary or a Participant relative to the performance of competitors, or performance with respect to the Corporation’s strategic business goals.

7.3 Individual Participant Limitations. Subject to adjustment as provided in Section 9.1, with respect to those Awards which are designated (or deemed designated) by the Committee to be Code Section 162(m) Awards:

(a) no Employee Participant in any one fiscal year of the Corporation may be granted:

(i) Options with respect to more than eight hundred thousand (800,000) shares of Common Stock;

(ii) Stock Appreciation Rights with respect to more than two hundred thousand (200,000) shares of Common Stock;

(iii) Restricted Stock Awards with respect to more than two hundred thousand (200,000) shares of Common Stock;

(iv) Restricted Stock Unit Awards that are denominated in shares of Common Stock with respect to more than two hundred thousand (200,000) shares;

(v) Performance Awards that are denominated in shares of Common Stock with respect to more than two hundred thousand (200,000) shares; or

(vi) Incentive Awards that are denominated in shares of Common Stock with respect to more than two hundred thousand (200,000) shares.

(b) The maximum dollar value payable to any Employee Participant in any one fiscal year of the Corporation with respect to Restricted Stock Units, Performance Awards or Incentive Awards that are valued in property other than Common Stock shall be limited to the lesser of five million dollars ($5,000,000) or ten (10) times the Participant’s base salary for the fiscal year.

(c) If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable limitations set forth above.

VIII. TERMINATION OF EMPLOYMENT OR SERVICES

8.1 Options and Stock Appreciation Rights. Unless otherwise provided in a Participant’s Agreement:

(a) If, prior to the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated for any reason, the Participant’s right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease.

(b) If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated for any reason other than the Participant’s death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) three (3) months after termination of employment or services, as applicable, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. The Committee may designate in a Participant’s Agreement that an Option or Stock Appreciation Right shall terminate at an earlier or later date than set forth above.

(c) If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated due to the Participant’s death while the Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or the laws of descent and distribution, shall have the right within the exercise period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the Participant’s date of death, subject to any other limitation on exercise in effect on the date of exercise. The beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one year after a Participant’s date of death.

(d) If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated due to the Participant’s Disability, the Participant shall have the right, within the exercise period specified in the Participant’s Agreement, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services due to Disability, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. If the Participant dies after termination of employment or services, as applicable, while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of paragraph (c) above.

(e) For the avoidance of doubt, the Committee, at the time of a Participant’s termination of employment or services, may accelerate a Participant’s right to exercise an Option or Stock Appreciation Right, or, subject to Code Section 409A and Sections 2.1 and 3.1 of the Plan, may extend the term of the Option or Stock Appreciation Right.

(f) Shares subject to Options and Stock Appreciation Rights that are not exercised in accordance with the provisions of (a) through (e) above shall expire and be forfeited by the Participant as of their expiration date.

8.2 Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and Incentive Awards. With respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Incentive Award, unless otherwise provided in a Participant’s Agreement:

(a) If a Participant’s employment or services are terminated for any reason, any portion of such an Award that is not yet Vested automatically shall terminate and be forfeited by the Participant.

(b) If, with respect to a Restricted Stock Award or Restricted Stock Unit Award, the terminated Participant was required to pay a purchase price for the Restricted Stock subject to such Award, other than for the performance of services, the Corporation shall have the option to repurchase any shares acquired by the Participant which are still subject to any Restriction Period for the purchase price paid by the Participant.

(c) For the avoidance of doubt, the Committee, in its discretion, may provide in a Participant’s Agreement for the continuation of any such Award after a Participant’s employment or services are terminated or, subject to Code Section 409A, may waive or change the remaining conditions, goals or restrictions, or add additional conditions, goals or restrictions, with respect to such Award, as it deems appropriate. Notwithstanding the foregoing, the Committee shall not waive any restrictions on any such Award that is designated (or deemed designated) as a Code Section 162(m) Award, but the Committee may provide in the Participant’s Agreement or otherwise that, upon the Participant’s termination of employment due to death or Disability, or upon a Change in Control Termination prior to Vesting of such Award, the Award shall be deemed to have been Vested on terms determined by the Committee.

8.3 Other Provisions. The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Committee in a Participant’s Agreement issued under the Plan.

IX. ADJUSTMENTS AND CHANGE IN CONTROL

9.1 Adjustments. In the event of a merger, reorganization, statutory share exchange, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and Awards as the Committee, in its sole discretion, deems equitable or appropriate, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of cash, similar options to purchase the shares of, or other awards denominated in the shares of, another company, or other property, as the Committee may determine to be appropriate in its sole discretion). Any of the foregoing adjustments may provide for the elimination of any fractional share which might otherwise become subject to any Award.

9.2 Change in Control.

(a) Notwithstanding anything contained herein to the contrary, upon a Participant’s Change in Control Termination, unless otherwise provided in such Participant’s Agreement or elsewhere, the following shall occur: (i) any outstanding Option or Stock Appreciation Right granted hereunder immediately shall become fully Vested and exercisable, regardless of any installment provision applicable to such Option or Stock Appreciation Right; (ii) the remaining Restriction Period on any shares of Common Stock subject to a Restricted Stock or Restricted Stock Unit Award granted hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Awards, which immediately shall become payable (either in full or pro-rata based on the portion of the applicable performance period completed as of the Change in Control Termination); and (iv) all performance targets and performance levels shall be deemed to have been satisfied for any outstanding Incentive Awards, which immediately shall become payable (either in full or pro-rata based on the portion of the applicable performance period completed as of the Change in Control Termination).

(b) The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or Stock Appreciation Right outstanding immediately prior to the Change in Control shall be cancelled in exchange for a payment with respect to each Vested share of Common Stock subject to such cancelled Option or Stock Appreciation Right in (i) cash, (ii) stock of the Corporation or of a corporation or other business entity that is a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Common Stock in the Change in Control transaction over the exercise price per share under such Option or Stock Appreciation Right (the “Spread”). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to a Participant in respect of the Participant’s cancelled Options and Stock Appreciation Rights on or as soon as practicable following the date of the Change in Control.

(c) Notwithstanding the foregoing, but subject to Section 9.2(a), the Committee, in its discretion, may provide in the event of a Change in Control that the successor company shall assume or substitute for an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit payable in shares of Common Stock, Performance Award payable in shares of Common Stock or Annual Incentive Award payable in shares of Common Stock. For the purposes of this Section 9.2(c), such an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Incentive Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share of Common Stock subject to such Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Incentive Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Common Stock for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of such Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Incentive Award, for each share of Common Stock subject thereto, shall be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

X. MISCELLANEOUS

10.1 Partial Exercise/Fractional Shares. The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of an Option or Stock Appreciation Right or payment of a Performance Award, Restricted Stock Award, Restricted Stock Unit Award or Incentive Award; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

10.2 Rights Prior to Issuance of Shares. No Participant shall have any rights as a shareholder with respect to shares covered by an Award until the issuance of a stock certificate for such shares or electronic transfer to the Participant (or book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian). No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued or the shares electronically delivered to the Participant’s brokerage account (or book entry is made), except as otherwise provided in the Plan or a Participant’s Agreement or by the Committee.

10.3 Non-Assignability; Certificate Legend; Removal.

(a) Except as described below or as otherwise determined by the Committee in a Participant’s Agreement, no Award shall be transferable by a Participant except by will or the laws of descent and distribution, and an Option or Stock Appreciation Right shall be exercised only by a Participant during the lifetime of the Participant. Notwithstanding the foregoing, a Participant may assign or transfer an Award that is not an Incentive Stock Option with the consent of the Committee (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and any Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Corporation evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

(b) Each certificate representing shares of Common Stock subject to an Award, to the extent a certificate is issued, shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Syntel, Inc. 2016 Incentive Plan (“Plan”), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated                     , 20    . A copy of the Plan, such rules and such Agreement may be obtained from the General Counsel of Syntel, Inc.

If shares are issued in book entry form, a notation to the same restrictive effect as the legend above shall be placed on the transfer agent’s books in connection with such shares.

(c) Subject to applicable federal and state securities laws, issued shares of Common Stock subject to an Award shall become freely transferable by the Participant after all applicable restrictions, limitations, performance requirements or other conditions have terminated, expired, lapsed or been satisfied. Once such issued shares of Common Stock are released from such restrictions, limitations, performance requirements or other conditions, the Participant shall be entitled to have the legend required by this Section 10.3 removed from the applicable Common Stock certificate (or notation removed from such book entry).

10.4 Securities Laws.

(a) Anything to the contrary herein notwithstanding, the Corporation’s obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Incentive Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act or the Exchange Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any other applicable laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

(b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock or Restricted Stock Units or the payment of a Performance Award or Incentive Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws; (ii) under the requirements of the Stock Exchange or any other securities exchange or recognized trading market upon which such shares of Common Stock are then listed or traded; and (iii) under any other applicable securities laws.

10.5 Foreign Law Restrictions. Anything to the contrary herein notwithstanding, the Corporation’s obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance

Share Award or Incentive Award is subject to compliance with the laws, rules and regulations of any foreign nation applying to the authorization, issuance or sale of securities, providing of compensation, transfer of currencies and other matters, as may apply to any Participant hereunder who is a resident of such foreign nation. To the extent that it shall be impermissible under such foreign laws for such a Participant to pay the exercise price for any Option granted under the Plan (to the extent Vested), the Committee may treat such Participant as being entitled instead to exercise additional Stock Appreciation Rights which are of equivalent value to the Participant, as determined by comparing the Fair Market Value upon exercise of the number of shares subject to the Option (to the extent Vested), less the Option price of such shares. Further, to the extent that it shall be impermissible under such foreign laws for the corporation to deliver Common Stock to any such Participant pursuant to any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Incentive Award granted under the Plan (to the extent Vested), the Committee may arrange for payment to the Participant of an equivalent amount of cash in lieu of such shares (less any amount otherwise payable by the Participant), in accordance with all applicable Untied States and foreign currency restrictions and regulations. To the extent that the Corporation is restricted in accordance with such foreign laws from delivering shares of Common Stock to Participants as would otherwise be provided for in this Plan, the Corporation shall be released from such obligation and shall not be subject to the claims of any Participant hereunder with respect thereto.

10.6 Withholding Taxes.

(a) The Corporation shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right, the lapse of the Restriction Period on a Restricted Stock or Restricted Stock Unit Award, or the payment of a Performance Award or Incentive Award. Unless otherwise permitted by the Committee (and subject to (b) below), tax withholding from an equity Award paid or settled in shares of common Stock shall occur through withholding shares from the exercise or settlement of the Award, provided that the shares have an aggregate Fair Market Value sufficient to satisfy the withholding obligation. For an Award paid or settled in cash, tax withholding shall occur through withholding the applicable cash amount from the cash payment. A Participant may request permission from the Committee to fulfill the withholding obligation by (i) tendering previously-acquired shares of Common Stock to the Corporation, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes, or (ii) through the use of the payment methods as set forth in Sections 2.4(a) and 3.3 to satisfy the withholding requirements. At no point shall the Corporation withhold from the exercise of an Option more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.

(b) Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002); or (iii) there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles.

10.7 Termination and Amendment.

(a) The Board may terminate the Plan, or the granting of Awards under the Plan, at any time.

(b) Subject to the minimum Vesting requirements set forth in Section 1.4(ll), the Board may amend or modify the Plan at any time and from time to time, and the Committee may amend or modify the terms of an outstanding Agreement at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Corporation, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which Awards may be made under the Plan, except as permitted under Sections 1.7 and Article IX; or (iii) change the provisions relating to the eligibility of individuals to whom Awards may be made under the Plan. In addition, if the Corporation’s Common Stock is listed on a Stock Exchange, the Board may not amend the Plan in a manner requiring approval of the shareholders of the Corporation under the rules of the Stock Exchange without obtaining the approval of the shareholders.

(c) No amendment, modification, or termination of the Plan or an outstanding Agreement shall in any manner materially and adversely affect any then outstanding Award under the Plan without the consent of the Participant holding such Award, except as set forth in any Agreement relating to the Award, as set forth in Sections 9.2 or 10.10, or to bring the Plan and/or an Award into compliance with the requirements of Code Section 409A or to qualify for an exemption under Code Section 409A.

10.8 Code Section 409A. It is intended that Awards granted under the Plan shall be exempt from or in compliance with Code Section 409A, and the provisions of the Plan are to be construed accordingly. The Board reserves the right to amend the terms of the Plan, and the Committee reserves the right to amend any outstanding Agreement if necessary either to exempt such Award from Code Section 409A or comply with the requirements of Code Section 409A, as applicable. However, unless otherwise specified herein or in a Participant’s Agreement, in no event shall the Corporation or a Subsidiary be responsible for any tax or penalty owed by a Participant or beneficiary with regard to an Award payment. Notwithstanding anything in the Plan to the contrary, all or part of an Award payment to a Participant who is determined to constitute a “specified employee” (as defined in Code Section 409A and regulations thereunder) at the time of separation from service, shall be delayed (if then required) under Code Section 409A, and paid in an aggregated lump sum on the first business day following the date that is six months after the date of the Participant’s separation from service, or the date of the Participant’s death, if earlier; any remaining payments shall be paid on their regularly scheduled payment dates. For purposes of the Plan and any Agreement, the terms “separation from service” or “termination of employment” (or variations thereof) shall be synonymous with the meaning given to the term “separation from service” as defined in Code Section 409A and regulations thereunder.

10.9 Effect on Employment or Services. Neither the adoption of the Plan nor the granting of any Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Corporation or a Subsidiary.

10.10 Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Corporation.

10.11 Severability. If any one or more of the provisions (or any part thereof) of this Plan or of any Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of any Agreement shall not in any way be affected or impaired thereby. The Board may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Board, amend the Plan and any outstanding Agreement as the Corporation deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.

10.12 Beneficiary Designation. Except as otherwise designated in a Participant’s Agreement, and subject to local laws and procedures, each Participant may file a written beneficiary designation with the Corporation stating who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before receipt of any or all of a Plan benefit. Each designation shall revoke all prior designations by the same Participant, be in a form prescribed by the Corporation, and become effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime. If a Participant dies without an effective beneficiary designation for a beneficiary who is living at the time of the Participant’s death, the Corporation shall pay any remaining unpaid benefits to the Participant’s legal representative.

10.13 Unfunded Obligation. A Participant shall have the status of a general unsecured creditor of the Corporation. Any amounts payable to a Participant pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. The Corporation shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Corporation shall retain at all times beneficial ownership of any investments, including trust investments, which the Corporation may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or the Corporation and a Participant, or otherwise create any Vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Corporation. A Participant shall have no claim against the Corporation for any changes in the value of any assets which may be invested or reinvested by the Corporation with respect to the Plan.

10.14 Clawback Policy. Any shares issued or other compensation paid pursuant to an Award granted hereunder shall be subject to the terms of the Corporation’s clawback policy, as may be in effect at any time.

10.15 Approval of Plan. The Plan shall be subject to the approval of the holders of at least a majority of the votes cast on a proposal to approve the Plan at a duly held meeting of shareholders of the Corporation held within twelve (12) months after adoption of the Plan by the Board. No Award granted under the Plan may be exercised or paid in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within such 12-month period, the Plan and any Awards granted under the Plan shall be null and void, with no further force or effect.

10.16 Governing Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and Agreements under the Plan, shall be governed by the laws of the State of Michigan, without regard to its conflict of law rules.

This 2016 Syntel, Inc. Incentive Plan has been executed on behalf of the Corporation on this      day of                     , 2016.

SYNTEL, INC.

By:
Bharat Desai, Chairman

By:
Nitin Rakesh, Chief Executive
Officer and President

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SYNTEL, INC. ATTN: DANIEL M. MOORE 525 E. BIG BEAVER ROAD, SUITE 300 TROY, MI 48083

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors Nominees
01	Paritosh K. Choksi	02 Bharat Desai		03 Thomas Doeke 04 Rajesh Mashruwala 05 Nitin Rakesh
06	Prashant Ranade	07 Vinod K. Sahney		08 Neerja Sethi

The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain
2	To adopt the 2016 Incentive Plan.						☐	☐	☐
3	A non-binding resolution to ratify the appointment of Crowe Horwath LLP as Syntel’s independent registered public accounting firm for the current fiscal year.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000291886_1    R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K/Wrap is/are available at www.proxyvote.com

— — — — — — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — —  — — —

SYNTEL, INC.

Annual Meeting of Shareholders

June 8, 2016 1:00 PM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Bharat Desai and Daniel M. Moore, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Syntel, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Syntel, Inc. to be held June 8, 2016 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

0000291886_2    R1.0.1.25